UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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[X]	Definitive Proxy Statement

[ ]	Definitive Additional Materials

[ ]	Soliciting Material Pursuant to §240.14a-12

AIRCASTLE LIMITED

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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Aircastle Limited
c/o Aircastle Advisor LLC
201 Tresser Boulevard, Suite 400
Stamford, CT 06901

April 4, 2019
Dear Fellow Shareholders:

On behalf of your Board of Directors, we are pleased to invite you to attend the 2019 Annual General Meeting of Shareholders of Aircastle Limited. This meeting will be held on May 17, 2019, at 10:00 a.m. Eastern Daylight Time, at our office headquarters, located at 201 Tresser Boulevard, Stamford, Connecticut, USA, 06901.
This year, we will again utilize the U.S. Securities and Exchange Commission, or SEC, rule allowing companies to furnish proxy materials to their shareholders electronically. We believe that this e-proxy process expedites shareholders’ receipt of proxy materials, while lowering the costs and reducing the environmental impact of our annual general meeting. In accordance with applicable SEC rules, on April 4, 2019, the Company began mailing to certain of our shareholders a Notice of Internet Availability of Proxy Materials, or Internet Notice, containing instructions on how to access electronically our proxy statement and annual report and how to vote. Shareholders who did not receive this Internet Notice will receive the annual general meeting materials by mail, including our proxy statement, proxy card and annual report.
Our proxy statement contains detailed information about the business to be conducted at the annual general meeting. To assure that your shares are represented at the annual general meeting, we urge you to exercise your vote by Internet, telephone or mail by following the instructions included on page 2 of the proxy statement and in the Internet Notice or proxy card that you received. If you are able to attend the annual general meeting and wish to vote your shares personally, you may do so at any time before the proxy is voted at the annual general meeting.
If you plan to attend the annual general meeting, please follow the instructions on page 3 of the proxy statement.
Sincerely,

Christopher L. Beers
Chief Legal Officer & Secretary

Aircastle Limited
c/o Aircastle Advisor LLC
201 Tresser Boulevard, Suite 400
Stamford, CT 06901

Notice of the 2019 Annual General Meeting of Shareholders

To Our Shareholders:
Aircastle Limited will hold its 2019 Annual General Meeting of Shareholders, or the Annual Meeting, at our office headquarters, located at 201 Tresser Boulevard, Stamford, Connecticut, USA, 06901 on May 17, 2019, at 10:00 a.m. Eastern Daylight Time. The matters to be considered and acted upon at the Annual Meeting, which are described in detail in the accompanying materials, are:

1.	the election of four Class I Directors to serve until the 2022 annual general meeting of Aircastle Limited or until their office shall otherwise be vacated pursuant to our Bye-laws;

2.
the appointment of Ernst & Young LLP as independent registered public accounting firm for Aircastle Limited for fiscal year 2019 and the authorization of the Directors of Aircastle Limited, acting by the Audit Committee, to determine the independent registered public accounting firm’s fees;

3.	an advisory vote on executive compensation; and

4.	any other business properly presented at the Annual Meeting and any adjournment(s) or postponement(s) of the Annual Meeting.
Your Board of Directors recommends that you vote in favor of proposals 1, 2, 3 and 4 which are set forth in the accompanying proxy statement.
We will also present at the Annual Meeting the consolidated financial statements and independent registered public accounting firm’s report for the fiscal year ended December 31, 2018, copies of which can be found in our 2018 Annual Report that accompanies this Notice or which was previously circulated to shareholders.
Shareholders of record at the close of business on March 22, 2019, are entitled to notice of, and to vote at, the Annual Meeting. Our stock transfer books will remain open for the transfer of our common shares. A list of all shareholders entitled to vote at the Annual Meeting will be available for examination at our principal executive office located at c/o Aircastle Advisor LLC, 201 Tresser Boulevard, Suite 400, Stamford, CT 06901, for the ten days before the Annual Meeting between 9:00 a.m. and 5:00 p.m., Eastern Daylight Time, and at the place of the Annual Meeting during the Annual Meeting for any purpose germane to the Annual Meeting.

By Order of the Board of Directors,

Christopher L. Beers
Chief Legal Officer & Secretary
Stamford, CT
April 4, 2019

Important Notice Regarding the Internet Availability of Proxy Materials for the Shareholder Meeting to be held on May 17, 2019. The proxy statement and annual report are available at www.aircastle.com/investors.

REGARDLESS OF WHETHER YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE VOTE AS PROMPTLY AS POSSIBLE BY USING THE INTERNET OR TELEPHONE, OR IF YOU RECEIVED A PAPER COPY OF THE PROXY MATERIALS, BY SIGNING, DATING AND RETURNING THE PROXY CARD INCLUDED THEREWITH.

Aircastle Limited
c/o Aircastle Advisor LLC
201 Tresser Boulevard, Suite 400
Stamford, CT 06901

April 4, 2019

PROXY STATEMENT

For the 2019 Annual General Meeting of Shareholders To Be Held On
May 17, 2019

GENERAL INFORMATION ABOUT THE MEETING

Date, Time and Place of Annual General Meeting. The Board of Directors, or the Board, of Aircastle Limited, an exempted Bermuda company, or the Company or Aircastle, is soliciting proxies to be voted at the 2019 Annual General Meeting of Shareholders, or the Annual Meeting, to be held at 10:00 a.m. Eastern Daylight Time, on May 17, 2019, at 201 Tresser Boulevard, Stamford, Connecticut, USA, 06901, for the purposes set forth in the accompanying Notice of 2019 Annual Meeting of Shareholders, and at any adjournment or postponement of the Annual Meeting. We are sending this proxy statement in connection with the proxy solicitation.
On or about April 4, 2019, the Company began mailing to certain of our shareholders a Notice of Internet Availability of Proxy Materials. This Notice contains instructions on how to access the proxy statement and our annual report for the year ended December 31, 2018, or the 2018 Annual Report, and how to vote. By furnishing this Notice, we are lowering the costs and reducing the environmental impact of our Annual Meeting. Shareholders who did not receive this Notice will continue to receive paper copies of our proxy statement, proxy card and 2018 Annual Report, which we began mailing on or about April 4, 2019.
Matters to be Considered at the Annual Meeting. At the Annual Meeting, shareholders will vote upon the following matters:

1.	the election of four Class I Directors to serve until the 2022 annual general meeting of Aircastle or until their office shall otherwise be vacated pursuant to our Bye-laws;

2.
the appointment of Ernst & Young LLP as independent registered public accounting firm for the Company for fiscal year 2019 and the authorization of the Directors of Aircastle, acting by the Audit Committee, to determine the independent registered public accounting firm’s fees;

3.    an advisory vote on executive compensation; and

4.	any other business properly presented at the Annual Meeting and any adjournment(s) or postponement(s) of the Annual Meeting.
Quorum and Voting Requirements. Our Board has fixed the close of business on March 22, 2019, as the record date, or the Record Date, for determination of the shareholders entitled to notice of and to vote at the Annual Meeting. Only shareholders of record as of the close of business on the Record Date are entitled to vote at the Annual Meeting. The presence of two or more persons at the start of the Annual Meeting and representing in person, or by proxy entitling the holder to vote at the Annual Meeting, in excess of 50% of all votes attaching to all shares of the Company in issue, shall form a quorum for the transaction of business. If a quorum is not present, the Annual Meeting may be adjourned by the chairman of the meeting until a quorum has been obtained.
If a quorum is present, the following voting requirements apply for approval:

•	The affirmative vote of a plurality of the votes cast at the Annual Meeting is sufficient to elect each of the nominees to our Board (Proposal No. 1).

•	The affirmative vote of a majority of the votes cast at the Annual Meeting is required:

(i)	to appoint Ernst & Young LLP for fiscal year 2019 and to authorize the Board, acting by the Audit Committee, to determine the independent registered public accounting firm’s fees (Proposal No. 2);

(ii)	to approve, on an advisory basis, executive compensation (Proposal No. 3); and

(iv)	to approve any other business properly presented at the Annual Meeting.

A shareholder voting for the election of Directors may withhold authority to vote for all or certain nominees. A shareholder may also abstain from voting on the other matters presented for shareholder vote. Votes withheld from the election of any nominee for Director and abstentions from Proposal Nos. 2 and 3 will be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum, but will not be counted in the number of votes cast on the matter.
If a shareholder holds shares through a broker, bank or other nominee, generally that holder may vote its shares in accordance with instructions received. If a shareholder does not give instructions to the holder, the holder can vote its shares with respect to “discretionary” or routine proposals under the rules of the New York Stock Exchange, or NYSE. Such a holder cannot vote shares with respect to “non-discretionary” proposals for which a shareholder has not given instruction. The appointment of Ernst &Young LLP is considered a “discretionary” proposal and therefore may be voted upon by such a holder even in the absence of instructions from the shareholder. The election of Directors, the advisory vote on executive compensation, and any other business properly presented at the Annual Meeting are considered “non-discretionary” items, and such a holder may not vote on these items in the absence of instructions from the shareholder.
As of the Record Date, there were 75,066,346 common shares of the Company, par value US$0.01 per share, referred to herein as common shares, outstanding and entitled to vote. Each common share entitles the holder to one vote on each matter presented at the Annual Meeting.
Voting of Proxy. You may submit your proxy with voting instructions by any one of the following means:

•	By Internet or Telephone
To submit your proxy on the Internet, go to www.proxyvote.com. You will need the 12-digit number included on your proxy card, voter instruction form or Notice of Internet Availability of Proxy Materials.

To submit your proxy by telephone, registered shareholders should dial 1-800-690-6903 and follow the instructions. Beneficial holders should dial the phone number listed on your voter instruction form. You will need the 12-digit number included on your proxy card, voter instruction form or Notice of Internet Availability of Proxy Materials.
Telephone and Internet voting facilities for shareholders of record will be available 24 hours a day, and will close at 11:59 p.m. Eastern Daylight Time on May 16, 2019. The availability of telephone and Internet voting for beneficial owners will depend on the voting processes of your broker, bank or other holder of record. Therefore, we recommend that you follow the voting instructions in the materials you receive. If you submit your proxy by telephone or on the Internet, you do not have to return your proxy card, voter instruction form or Notice of Internet Availability of Proxy Materials.

•	By Mail
If you are a holder of record and received your Annual Meeting materials by mail, you can vote by signing, dating and completing the proxy card included therewith and returning it by mail in the enclosed self-addressed envelope. If you received a Notice of Internet Availability of Proxy Materials and wish to vote by traditional proxy card, you may receive a full set of the annual meeting materials at no charge through one of the following methods:

•	By internet at www.proxyvote.com;

•	By telephone at 1-800-690-6903; or

•	By email at sendmaterial@proxyvote.com.
Once you receive the Annual Meeting materials, please sign, date and complete the proxy card included therewith and return it in the enclosed self-addressed envelope. No postage is necessary if the proxy card is mailed in the United States. If you hold your shares through a bank, broker or other nominee, the proxy card will give you separate instructions for voting your shares.

•	In Person, at the Annual Meeting
All shareholders may vote in person at the Annual Meeting. You may also be represented by another person at the Annual Meeting by executing a proper proxy designating that person. If you are a beneficial owner of shares, you must obtain a legal proxy from your broker, bank or other holder of record and present it to the inspectors of election with your ballot to be able to vote at the Annual Meeting.

Proxies, if received in time for voting, properly executed and not revoked, will be voted at the Annual Meeting in accordance with the instructions contained therein. If no instructions are indicated, the common shares represented by the proxy will be voted as recommended by the Board, as described below, or in accordance with the judgment of the proxy holders as to any other matter that may be properly brought before the Annual Meeting, including any adjournments and postponements thereof.
Revocability of Proxy. Any shareholder returning a proxy may revoke it at any time before the proxy is exercised by filing with the Secretary of the Company either a notice of revocation or a duly executed proxy bearing a later date. The powers of the proxy holders will be suspended if you attend the Annual Meeting in person and so request, although attendance at the Annual Meeting will not by itself revoke a previously granted proxy. Any proxy not revoked will be voted as specified by the shareholder. If no choice is indicated, a proxy will be voted in accordance with the Board’s recommendations described below.
Persons Making the Solicitation. This proxy statement is sent on behalf of, and the proxies are being solicited by, the Board. We will bear all costs of this solicitation of proxies. In addition to solicitations by mail, our Directors, officers and regular employees, without additional remuneration, may solicit proxies by telephone, telecopy, e-mail and personal interviews. We will request brokers, custodians and other fiduciaries to forward proxy-soliciting materials to the beneficial owners of common shares they hold of record. We will reimburse them for their reasonable out-of-pocket expenses incurred in connection with the distribution of the proxy materials. We have also engaged Georgeson, LLC to assist the Company in the solicitation of proxies for an anticipated fee of US$8,000, and have agreed to reimburse Georgeson, LLC for reasonable out-of-pocket expenses incurred in connection with the proxy solicitation and to indemnify Georgeson, LLC against certain losses, costs and expenses.
Recommendations of the Board. The Board recommends that shareholders vote:

•	FOR the election of the Director nominees named herein;

•
FOR the appointment of Ernst & Young LLP as independent registered public accounting firm for the Company for fiscal year 2019 and the authorization of the Directors of Aircastle, acting by the Audit Committee, to determine the independent registered public accounting firm’s fees; and

•	FOR the approval, on an advisory basis, of the compensation of our named executive officers.
Attendance at the Meeting. Shareholders will be admitted to the Annual Meeting upon verification of ownership at the admissions desk. Please note that a beneficial owner holding his or her shares in “street name” who plans to attend the Annual Meeting must also send a written request with proof of ownership (such as a bank or brokerage firm account statement) to the Company’s transfer agent, American Stock Transfer & Trust Company, located at 59 Maiden Lane, New York, NY 10038. Admittance to the Annual Meeting will be based upon availability of seating. For directions to the Annual Meeting, please call (203) 504-1020.

CORPORATE GOVERNANCE

The role of our Board is to ensure that Aircastle is managed for the long-term benefit of our shareholders. To fulfill this role, the Board has adopted corporate governance principles designed to assure compliance with all applicable corporate governance standards, including those provided by the SEC and the NYSE. In addition, the Board is informed regarding Aircastle’s activities and periodically reviews, and advises management with respect to, Aircastle’s annual operating plans and strategic initiatives.
The following Directors currently serve on our Board:

Name	Age	Position
Ronald W. Allen	77	Class I Director
Giovanni Bisignani	72	Class III Director
Michael J. Cave	58	Class II Director
Douglas A. Hacker	63	Class I Director
Hajime Kawamura	61	Class I Director
Michael J. Inglese	58	Class I Director
Ronald L. Merriman	74	Class II Director
Agnes Mura	69	Class II Director
Charles W. Pollard	61	Class II Director
Takayuki Sakakida	48	Class III Director
Gentaro Toya	59	Class III Director
Peter V. Ueberroth	81	Class III Director
Ronald W. Allen was appointed to our Board on August 2, 2006. Mr. Allen served as interim President and Chief Executive Officer of Aaron’s, Inc. from November 2011 to February 2012 and then as President until April 2014 and as Chief Executive Officer until his retirement in August 2014. Mr. Allen also served as a Director of Aaron’s, Inc. from 1997 until August 2014 and as Chairman of the Board from November 2012 until April 2014. Mr. Allen retired as the Chairman of the Board, President and Chief Executive Officer of Delta Air Lines, Inc., one of the world’s largest global airlines, in July 1997 after 34 years with the company. From July 1997 through July 2005, Mr. Allen was a consultant to and Advisory Director of Delta Air Lines, Inc. He previously served as a Director of Interstate Hotels & Resorts, Inc. from 2006 to 2010, Forward Air Corporation from 2011 to 2013 and Guided Therapeutics, Inc. from 2008 to January 2014. He was elected a Director of Forward Air Corporation in November 2014 and serves as the Chair of the Corporate Governance and Nominating Committee. He is also a Director of Coca-Cola Company and serves as Chair of the Audit Committee. The Board has determined that Mr. Allen is “financially literate” as defined by NYSE rules and is a “financial expert” as defined by SEC regulations. Mr. Allen brings to the Board extensive airline experience and aerospace market relationships around the world while also providing valuable perspectives on industry strategy, management and human resources.
Giovanni Bisignani was appointed to our Board on May 24, 2012. Mr. Bisignani was the Director General and CEO of the International Air Transport Association, or IATA, from 2002 to 2011. In 2001, he launched the European travel portal Opodo and served as its Chief Executive Officer. From 1998 to 2001 he served as CEO & Managing Director of SM Logistics, a group of logistics and freight forwarding companies partially owned by General Electric. From 1994 to 1998, Mr. Bisignani served as President of Tirrenia di Navigazione, the largest Italian ferry company. He spent five years as CEO and Managing Director of Alitalia from 1989 to 1994. During this time he also served on the IATA Board of Governors. He has been a Member of Pratt & Whitney Advisory Board and Chairman of Galileo International. Mr. Bisignani studied both in Italy (Sapienza University, Rome) and the United States (Harvard Business School). From 2011 and 2017, respectively, Mr. Bisignani was a member of the Board and Strategic, Remunerations and Nominating committees of SAFRAN Group, a holding company encompassing aircraft engine manufacturing, aerospace, defense and security activities. From 2004 to 2017, he was a Board member of Alitalia - Società Aerea Italiana and the Chairman of the Nomination & Remuneration Committee; he is also a member of the Related Party Committee and the Audit Committee. Mr. Bisignani is a member of the World Economic Forum Global Agenda Council on Aviation, Travel & Tourism and is a Visiting Professor, at Cranfield University. Mr. Bisignani brings to the Board strong leadership skills, extensive experience in operations, strategic planning and financial matters relevant to the airline and travel industry and extensive, high-level contacts with airlines.
Michael J. Cave was appointed to our Board on May 22, 2014. Previously, he served as a Senior Vice President of The Boeing Company, the world’s leading aerospace company and the largest manufacturer of commercial jetliners and military aircraft from 2007 through his retirement in 2014. Mr. Cave served as President and Principal Executive Officer and as a Director of the Boeing Capital Corporation from 2010 to 2014. Mr. Cave served as a Director of Private Export Funding Corporation from 2010 until 2014. Mr. Cave served as Senior Vice President of Business Development and Strategy for The Boeing Company, as Senior Vice President/Chief Financial Officer of Boeing Commercial Airplanes and as Vice President, Finance for Boeing Information, Space & Defense Systems from 1998 through 2006. Prior to 1998, Mr. Cave held a variety of other assignments across Boeing’s defense and commercial businesses. He was named one of the 100 Most Important Hispanics in Technology and Business for 2006 by Hispanic Engineer and Information Technology magazine. He holds a bachelor’s degree in engineering from Purdue University. Mr. Cave is Chairman of the Board of Directors of Harley-Davidson, Inc. and a director of Ball Corporation and Esterline Technologies Corporation. The Board has determined that Mr. Cave is “financially literate” as defined by NYSE rules and is a “financial expert” as defined by SEC regulations. Mr. Cave’s skills, expertise and experience in engineering and financial services make him an extremely valuable member of the Board, particularly in light of his insights into the various products under development and entering production at both Boeing and its competitors and in light of the many high-level customer relationships that he developed in his time at Boeing Commercial Airplanes and at Boeing Capital Corp., its financing arm.
Douglas A. Hacker was appointed to our Board on August 2, 2006. Mr. Hacker is currently an independent business executive and formerly served from December 2002 to May 2006 as Executive Vice President, Strategy for UAL Corporation, an airline holding company. Prior to this position, Mr. Hacker served with UAL Corporation as President, UAL Loyalty Services from September 2001 to December 2002 and as Executive Vice President and Chief Financial Officer from July 1999 to September 2001. Mr. Hacker serves as the Chair of the Board of Trustees of the Columbia Atlantic Funds, a series of open-end investment companies that are part of the Columbia family of mutual funds.  Mr. Hacker serves as a Director of Travelport Worldwide Limited and SpartanNash Company as well as having served as a Director of SeaCube Container Leasing Ltd from 2010 until 2014. The Board has determined that Mr. Hacker is “financially literate” as defined by NYSE rules and is a “financial expert” as defined by SEC regulations. Mr. Hacker’s extensive experience in financial and operating management, including his prior service as an Executive Vice President, Strategy, of a major U.S. airline and his service as Chief Financial Officer of a major U.S. airline, in addition to his depth of knowledge in executive compensation, provide to the Board excellent perspectives on airline financial and operational matters and on aircraft investing, leasing and finance matters, on strategic matters relevant to the Company and on executive compensation.
Michael J. Inglese became our Chief Executive Officer and was appointed a member of our Board in June 2017, having served as our Acting Chief Executive Officer from January 2017. He was previously our Chief Financial Officer from April 2007. Prior to joining the Company, Mr. Inglese served as Chief Financial Officer of PanAmSat Holding Corporation from June 2000 until the closing of PanAmSat’s sale to Intelsat in July 2006. Mr. Inglese joined PanAmSat in May 1998 as Vice President, Finance after serving as Chief Financial Officer for DIRECTV Japan, Inc. He is a Chartered Financial Analyst who holds a BS in Mechanical Engineering from Rutgers University College of Engineering and his MBA from Rutgers Graduate School of Business Management.
Hajime Kawamura was appointed to our Board on May 1, 2018. Mr. Kawamura is the President and CEO of Marubeni America Corporation. From April 2016 to March 2018, Mr. Kawamura was Chief Operating Officer, Plant Division, Marubeni Corporation. From 2013 to 2015, he served as Chief Operating Officer, Plant and Industrial Machinery Division. Mr. Kawamura has over 35 years’ experience in the Plant and Industrial Machinery Market and in the Finance industry, and brings to the Board extensive experience in operations, strategic planning and financial matters. Mr. Kawamura was designated to the Board by Marubeni pursuant to the Amended and Restated Shareholder Agreement between the Company and Marubeni Corporation, dated February 15, 2015.
Ronald L. Merriman was appointed to our Board on August 2, 2006. Mr. Merriman serves as the Chair of the Audit Committee. Mr. Merriman is a retired Vice-Chair of KPMG and former global leader of that Firm’s transportation and logistics practice. He served as Managing Director of O’Melveny & Myers LLP, from 2000 to 2003, and was the former head of its global transportation practice. From 1999 to 2000, Mr. Merriman served as Executive Vice President of Carlson Wagonlit Travel, a global travel management firm. Mr. Merriman also served as Executive Vice President of Ambassador International, a publicly-traded travel services business, from 1997 to 1999. Mr. Merriman was a Director of Haemonetics Corporation until July 2017 and a Director of Pentair, plc from 2004 through April 2018, at which time he became a Director of nVent. He is also a Director of Realty Income Corporation. The Board has determined that Mr. Merriman is “financially literate” as defined by NYSE rules and is a “financial expert” as defined by SEC regulations. Mr. Merriman brings an extensive accounting and financial background to the Board, with a particular emphasis on accounting and financial matters relevant to the airline and travel industries and transportation companies generally and provides valuable insight on the cross-border nature of our business.
Agnes Mura was appointed to our Board on February 18, 2013. Ms. Mura has been the President of Agnes Mura, Inc., (“AMI”) since 1997. AMI is a leadership development firm, specializing in global executive coaching and organizational behavior for senior teams in Global 1,000 companies. Prior to AMI, Ms. Mura was Vice President and IPB California Representative of Bankers Trust Co. from 1993 to 1996. From 1985 to 1993, she was Assistant Vice President, and then Vice President for First Interstate Bank Ltd. Ms. Mura was the Foreign Relations Manager for the Los Angeles Olympic Organizing Committee from 1983 to 1985. She holds a BA from Edinburgh University and an MA from the University of Cologne, Germany. Ms. Mura brings to the Board strong leadership and leadership development skills and extensive experience in international business and provides valuable insight in those areas to the Board and to the Company’s management.
Charles W. Pollard was appointed to our Board on July 6, 2010. In 1997, Mr. Pollard joined Omni Air International, Inc., a passenger charter carrier where he served variously as Managing Director, President and CEO, and Vice Chairman until 2009. Previously he spent 10 years in senior management positions, including President and CEO, at World Airways, Inc. Prior to joining World Airways, Inc., he practiced corporate law at Skadden, Arps, Slate, Meagher & Flom. He currently serves on the board of Directors of Allegiant Travel Company. Mr. Pollard previously served as a Director of Air Partner plc until 2014 and AeroMechanical Services Ltd. until 2011. Mr. Pollard brings to the Board extensive experience in operations, strategic planning and financial matters relevant to the airline industry, and he provides valuable insight in these areas to the Board and to the Company’s management.
Takayuki Sakakida was appointed to our Board on June 9, 2017, and nominated by Marubeni Corporation. In April 2017, Mr. Sakakida was appointed as Vice President and General Manager, Aerospace and Ship Unit, Marubeni America Corporation, which is a subsidiary of Marubeni Corporation, a general trading company, engaged as an intermediary, importer/exporter, facilitator or broker in various types of trade between and among business enterprises and countries. In April 2016, Mr. Sakakida was appointed as Assistant General Manager, Aerospace and Defense Systems Department, Marubeni Corporation. From April 2015 to April 2016, he served as General Manager, Business Administration Section, Aerospace and Defense Systems Department of Marubeni Corporation. From April 2011 to 2015, he seconded to MD Aviation Capital Pte Ltd (Singapore) as Managing Director. Mr. Sakakida has over 12 years’ experience in the aviation industry and brings to the Board extensive experience in operations, strategic planning and financial matters relevant to the aviation industry. He maintains high-level contacts with major manufacturers in the aviation industry as well as Asian airlines which may in the future be customers of the Company.
Gentaro Toya was appointed to our Board on August 2, 2013, and nominated by Marubeni Corporation. In April 2017, Mr. Toya was appointed as President & CEO of Marubeni Aerospace Corporation which is a member of Marubeni Group engaged as an intermediary importer/exporter, facilitator or broker in both Civil Aviation and Defense Systems business in Japan. In August 2013, Mr. Toya was appointed as Executive Vice President of Marubeni America Corporation which is a general trading company, engaged as an intermediary, importer/exporter, facilitator or broker in various types of trade between and among business enterprises and countries. From 2010 to 2012, he served as Senior Operating Officer, Transportation Machinery Division and from 2007 to 2009, as Director, Aerospace & Defense Systems Unit of Marubeni Corporation. Mr. Toya has over 30 years of experience in the aviation industry and brings to the Board extensive experience in operations, strategic planning and financial matters relevant to the aviation industry. He maintains high-level contacts with major manufacturers in the aviation industry as well as Asian airlines which may in the future be customers of the Company. Mr. Toya was designated to the Board by Marubeni pursuant to the Shareholder Agreement between the Company and Marubeni, dated June 6, 2013, as described in “Certain Relationships and Related Party Transactions – Shareholder Agreement for Sale of Common Shares to Marubeni Corporation.”
Peter V. Ueberroth was appointed to our Board on August 2, 2006, and became Chairman of the Board in August 2012. Mr. Ueberroth is an investor in and has served as Chairman of the Contrarian Group, Inc., a business management company, since 1989. He is the co-chairman of Pebble Beach Company and a Director of Bell Riddell Giro, formerly known as Easton Bell Sports. He also served as Director of Adecco SA, an international, publicly traded employment services company; Ambassadors International, Inc., a publicly traded travel services business; Coca-Cola Company and Hilton Hotels Corporation during the past five years. Mr. Ueberroth brings strong leadership skills and extensive experience in the airline and travel industries to the Board. From his leadership roles in other global businesses and from in his past role as Chairman of the United States Olympic Committee, Mr. Ueberroth provides to the Board valuable understanding and perspective of international trends and strategies, particularly with respect to China.
Legal Proceedings Involving Directors, Officers or Affiliates. There are no material legal proceedings in which any Director, officer or affiliate of the Company, any owner of record or beneficial owner of more than five percent of any class of voting securities of the Company, or any associate of any such Director, officer, affiliate of the Company, or security holder, is a party adverse to us or any of our subsidiaries or has a material interest adverse to us or any of our affiliates.
Director Independence. In March 2019, the Board evaluated the independence of each member of the Board in accordance with the applicable NYSE and SEC rules. The Board affirmatively determined, under these rules, that Ronald W. Allen, Giovanni Bisignani, Michael J. Cave, Douglas A. Hacker, Ronald L. Merriman, Agnes Mura, Charles W. Pollard and Peter V. Ueberroth are independent. We refer to these Directors in this proxy statement as Independent Directors. In making this determination, our Board considered all relevant facts and circumstances, as required by applicable NYSE listing standards.
NYSE rules require that the Board consist of a majority of “independent Directors” and that the Nominating and Corporate Governance Committee, the Compensation Committee and the Audit Committee of the Board consist entirely of “independent Directors.” Under NYSE listing standards, whether a Director is an “independent Director” is a subjective determination to be made by the Board, and a Director of Aircastle only qualifies as “independent” if the Board affirmatively determines that the Director has no material relationship with Aircastle (either directly or as a partner, shareholder or officer of an organization that has a relationship with Aircastle). While the test for independence is a subjective one, NYSE rules also contain objective criteria that preclude Directors from being considered independent in certain situations. Specifically, persons meeting the following objective criteria under the NYSE rules are deemed to not be independent:

•
a Director who is or has been within the last three years an employee, or whose immediate family member is or has been within the last three years an executive officer, of Aircastle (including any consolidated subsidiary);

•
a Director who has received, or whose immediate family member has received, during any twelve-month period within the last three years, more than US$120,000 in direct compensation from Aircastle (including any consolidated subsidiary), other than Director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service);

•
a Director who (i) is, or whose immediate family is, a current partner of a firm that is the internal or external auditor of Aircastle; (ii) is a current employee of such a firm; (iii) has an immediate family member who is a current employee of such a firm and who personally works on Aircastle’s audit; or (iv) was, or whose immediate family member was, within the last three years a partner or employee of such a firm and personally worked on Aircastle’s audit within that time;

•
a Director who is or has been within the last three years employed, or whose immediate family member is or has been within the last three years employed as an executive officer of another company where any of Aircastle’s present executive officers at the same time serves or served on that Company’s compensation committee; and

•
a Director who is a current employee, or whose immediate family member is an executive officer, of a company (or a consolidated subsidiary of such company) that has made payments to, or has received payments from, Aircastle for property or services in an amount which, in any single fiscal year within the last three years, exceeds the greater of US$1,000,000 or 2% of such other company’s consolidated gross revenues.

Ownership of a significant amount of common shares, by itself, does not constitute a material relationship.
In addition, in determining the independence of any Director who will serve on the Compensation Committee, the Board considers all factors specifically relevant to determining whether that Director has a relationship to Aircastle which is material to the Director’s ability to be independent from management in connection with the duties of a Compensation Committee member including, but not limited to:

•	the source of compensation of such Director, including any consulting, advisory or other compensatory fee paid by Aircastle to such Director; and

•	whether such Director is affiliated with Aircastle, a subsidiary of Aircastle or an affiliate of a subsidiary of Aircastle.
The Board has not established additional guidelines to assist it in determining whether a Director has a material relationship with Aircastle under NYSE rules, but instead evaluates each Director or nominee for Director under the tests set forth by the NYSE and through a broad consideration and evaluation of all relevant facts and circumstances. The Board, when assessing the materiality of a Director’s relationship with Aircastle, also considers the issue not merely from the standpoint of the Director, but also from that of persons or organizations with which the Director has an affiliation.
Policies and Practices. We review our corporate governance policies and practices on an ongoing basis and compare them to those suggested by various authorities in corporate governance and to the practices of other public companies. We have also continued to review the provisions of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or the Dodd-Frank Act, and the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act, the existing and proposed rules of the SEC and the existing and proposed listing standards of the NYSE.
Corporate Governance Guidelines. Our Board has adopted Corporate Governance Guidelines. The Corporate Governance Guidelines are posted on our website at http://www.aircastle.com under “Investors—Corporate Governance” and are available in print to any shareholder of the Company upon request.
Code of Business Conduct and Ethics. To help ensure that Aircastle abides by applicable corporate governance standards, our Board has adopted a Code of Business Conduct and Ethics, which is posted on our website at http://www.aircastle.com under “Investors—Governance Documents,” and a Code of Ethics for Chief Executive and Senior Financial Officers, which is available in print to any shareholder of the Company upon request. The Company intends to post on its website any material amendments to its ethics codes and the description of any waiver from a provision of the ethics codes granted by the Board to any Director or executive officer of the Company within four business days after such amendment or waiver.

Communications with the Board. Shareholders and other interested parties who wish to communicate directly with any of the Company’s Directors, including our Chairman, who is also our lead Independent Director or Presiding Director, or the Independent Directors as a group, may do so by writing to the Board, Aircastle Limited, c/o Aircastle Advisor LLC, 201 Tresser Boulevard, Suite 400, Stamford, CT 06901 Attention: Chief Legal Officer. All communications will be received, sorted and summarized by the Chief Legal Officer, as agent for the relevant Directors. Communications relating to the Company’s accounting, internal accounting controls or auditing matters will be referred to the Chair of the Audit Committee. Other communications will be referred to such other Director as may be appropriate. Communications may be submitted anonymously or confidentially.
Meetings of the Board. Regular attendance at Board Meetings is required of each Director. During 2018, Aircastle’s Board held six meetings. Each incumbent Director attended 75% or more of the aggregate of all meetings of the Board and committees on which the Director served during 2018. Directors are invited and encouraged to attend the Company’s annual meeting of shareholders in person, by telephone or video conference, but the Company recognizes that such attendance may be impractical as a result of personal or business circumstances. Eleven Directors and one Director nominee attended our annual general meeting in 2018.
Board Leadership Structure and Executive Sessions. The Board understands that there is no single, generally accepted approach to providing Board leadership and that given the dynamic and competitive environment in which we operate, the right Board leadership structure may vary as circumstances warrant. To this end, the Board has no policy mandating the combination or separation of the roles of Chairman and CEO and believes the matter should be discussed and considered from time to time as circumstances change. Currently, the Company maintains a separate Chairman and CEO. This leadership structure is appropriate for the Company at this time as it permits our CEO Michael Inglese to focus primarily on management of the Company’s strategic direction and day-to-day operations, while allowing our Chairman Peter Ueberroth, to lead the Board in its fundamental role of providing advice to and independent oversight of management. Mr. Ueberroth is an Independent Director and our Chairman and, accordingly, he also serves as the lead Independent Director or Presiding Director.
The Board is comprised of eight non-management Directors, three Directors designated by Marubeni Corporation, or Marubeni, and one management Director. In accordance with the Company’s Corporate Governance Guidelines and rules of the NYSE, the non-management Directors are required to meet regularly in executive session and the independent Directors must meet in executive session at least once each year. As such, the Board’s meetings regularly include executive sessions in which only Independent Directors are present. Any Independent Director can request that an executive session be scheduled.
Board Oversight of Risk Management. Senior management is responsible for assessing and managing the Company’s various exposures to risk on a day-to-day basis, including the creation of appropriate risk management programs and policies. The Company has developed a consistent, systemic and integrated approach to risk management to help determine how best to identify, manage and mitigate significant risks throughout the Company.
The Board is responsible for overseeing management in the execution of its responsibilities, including assessing the Company’s approach to risk management. The Board exercises these responsibilities periodically as part of its meetings and also through three of its committees, each of which examines various components of enterprise risk as part of its responsibilities. The Audit Committee has primary responsibility for addressing risks relating to financial matters, particularly financial reporting, accounting practices and policies, disclosure controls and procedures and internal control over financial reporting. The Nominating and Corporate Governance Committee oversees risks associated with the independence of the Board and succession planning. The Compensation Committee has primary responsibility for risks and exposures associated with the Company’s compensation policies, plans and practices, regarding both executive compensation and the compensation structure generally, including whether it provides appropriate incentives that do not encourage excessive risk taking.
An overall review of risk is inherent in the Board’s evaluation of the Company’s long-term strategies and other matters presented to the Board. The Board’s role in risk oversight of the Company is consistent with the Company’s leadership structure; the CEO and other members of senior management are responsible for assessing and managing the Company’s risk exposure, and the Board and its committees provide oversight in connection with those efforts.

Committees of the Board. The Board has four standing Committees: Audit, Compensation, Nominating and Corporate Governance, and Investment. The table below indicates the members of each committee. All members of the Audit, Compensation and Nominating and Corporate Governance Committees are Independent Directors.

Name	Audit	Compensation	Nominating and Corporate Governance	Investment
Ronald W. Allen*	X
Giovanni Bisignani			X
Michael J. Cave*	X			X
Douglas A. Hacker*	X	X		Chair
Michael J. Inglese				X
Hajime Kawamura
Ronald L. Merriman*	Chair	X
Agnes Mura		X	Chair
Charles W. Pollard		Chair	X	X
Takayuki Sakakida
Gentaro Toya
Peter V. Ueberroth			X

*	Messrs. Allen, Cave, Hacker and Merriman serve as financial experts on our Audit Committee.

The Audit, Compensation and Nominating and Corporate Governance Committees act under written charters that have been approved by the Board and comply with NYSE corporate governance rules and any applicable SEC rules and regulations. A copy of each charter is posted on the Company’s website at http://www.aircastle.com under “Investors—Governance Documents” and is available in print to any shareholder of the Company upon request.
The Audit Committee. Our Audit Committee’s functions include:

•
reviewing (i) the audit plans and findings of the independent certified public accountants and our internal audit and risk review staff and (ii) the results of regulatory examinations and monitoring management’s corrective action plans with respect to such plans, findings and results where necessary;

•	reviewing our financial statements, including any significant financial items and/or changes in accounting policies, with our senior management and independent certified public accountants;

•	reviewing our accounting and internal control policies and procedures, compliance programs and significant tax and legal matters;

•	reviewing related party transactions;

•
making recommendations to our shareholders regarding the annual appointment by our shareholders of the independent certified public accountants (which constitutes the auditor for purposes of Bermuda law) considering their reputation and qualifications and evaluating their independence and performance, as well as setting clear hiring policies for employees or former employees of our independent certified public accounting firm;

•	overseeing the independent certified public accountants (which constitutes the auditor for purposes of Bermuda law) and evaluating their compensation; and

•	reviewing the process by which we assess and manage exposure to financial and legal risk.
The Board has determined that each member of the Audit Committee is “financially literate” as defined by NYSE rules and that Messrs. Allen, Cave, Hacker and Merriman are qualified to serve as the Audit Committee’s “financial experts” as defined by SEC regulations. A brief description of the work experience of our Audit Committee members is included on pages 4-6 above. During 2018, the Audit Committee held six meetings. Audit Committee meetings include, where appropriate, executive sessions in which the Audit Committee meets: (i) only with Committee members present; (ii) separately with the Company’s independent registered public accountants;

(iii) separately with the Company’s internal auditor; or (iv) with the Company’s Chief Executive Officer, Chief Financial Officer and Chief Legal Officer.
The Compensation Committee. Our Compensation Committee’s functions include:

•	reviewing the salaries, benefits and share-based grants for executive officers;

•
reviewing corporate goals and objectives relevant to Chief Executive Officer compensation, evaluating the Chief Executive Officer’s performance in light of those goals and objectives, and determining the Chief Executive Officer’s compensation based on that evaluation;

•	acting as administrator of the Aircastle Limited Amended and Restated 2014 Omnibus Incentive Plan and prior plans (the “Incentive Plan”); and

•	reviewing risks relating to the Company’s employment practices and the Company’s compensation and benefits practices.
The Compensation Committee held eight meetings during 2018. Compensation Committee meetings include, where appropriate, executive sessions, in which the Compensation Committee meets only with Committee members present, and/or sessions with the Company’s Chief Executive Officer.
The Nominating and Corporate Governance Committee. Our Nominating and Corporate Governance Committee’s functions include:

•
reviewing the performance of the Board and incumbent Directors and making recommendations to our Board regarding the selection of candidates, qualification and competency requirements for service on the Board and the suitability of proposed nominees;

•	advising the Board with respect to the corporate governance principles applicable to the Company;

•	reviewing risks associated with the Company’s management and Director succession planning; and

•	overseeing the evaluation of the Board and the Company’s management.
The Nominating and Corporate Governance Committee held five meetings during 2018.
The Nominating and Corporate Governance Committee works with the Board to determine the appropriate and necessary characteristics, skills and experience of the Board, both as a whole and with respect to its individual members. The committee evaluates biographical and background information relating to potential candidates and interviews candidates selected by members of the committee and by the Board in making its decisions as to prospective candidates to the Board. While the committee does not specifically set forth any minimum skills that a candidate must have prior to consideration, the committee thoroughly examines a candidate’s understanding of marketing, finance and other elements relevant to the success of a publicly traded company in today’s business environment; understanding of the Company’s business; and educational and professional background. In determining whether to recommend a Director for re-election, the Nominating and Corporate Governance Committee also considers the Director’s past attendance at meetings and participation in and contributions to the activities of the Board. The Nominating and Corporate Governance Committee identifies potential nominees by asking current Directors and executive officers to notify the Nominating and Corporate Governance Committee if they become aware of suitable candidates. We have not paid any third party a fee to assist in the process of identifying or evaluating candidates; however, the Nominating and Corporate Governance Committee may elect in the future to engage firms that specialize in identifying Director candidates. As described below, the Nominating and Corporate Governance Committee will also consider candidates recommended by shareholders.
All Director candidates, including those recommended by shareholders, are evaluated on the same basis. Candidates for Director must possess the level of education, experience, sophistication and expertise required to perform the duties of a member of a board of Directors of a public company of the Company’s size and scope. At a minimum, the committee will consider whether the recommended candidate is subject to a disqualifying factor as described under Section 303A.02(b) of the NYSE listing standards and the number of other boards and committees on which the individual serves. The committee may also consider, among other qualifications, a candidate’s: (i) ethics, integrity and values; (ii) stature, reputation and credibility; (iii) experience and capability to set policy and oversee management’s execution of the business plan; (iv) knowledge of relevant industries; (v) contacts within the global aircraft leasing, aircraft financing, airline, cargo, manufacturing or other similar businesses; (vi) current or recent senior executive experience and leadership; and (vii) ethnic, gender, professional, geographic and philosophical diversity within the overall composition of the Board. While the Nominating and Governance Committee has not adopted a formal diversity policy with regard to the selection of Director nominees, diversity is one of the factors that the committee considers in identifying Director candidates. As part of this process, the committee evaluates how a particular candidate would strengthen and increase the diversity of the Board and contribute to the Board’s overall balance of perspectives, backgrounds, knowledge, experience and expertise in areas relevant to the Company’s business. The committee assesses its achievement of diversity through review of Board composition as part of the Board’s annual self-assessment process.
While the Corporate Governance Guidelines provide that the Nominating and Corporate Governance Committee may, if it deems appropriate, establish procedures to be followed by shareholders in submitting recommendations for Board candidates, the Committee has not, at this time, put in place a formal policy with regard to such procedures. This is because procedures are set forth in our Bye-laws which permit shareholders to submit recommendations for Board candidates. The Board believes that it is appropriate for Aircastle not to have a specific policy since shareholders are always free to submit recommendations for Board candidates, simply by following the procedures set forth in our Bye-laws, as described below.
Shareholders wishing to recommend a Director candidate to the Chairman of the Nominating and Corporate Governance Committee for its consideration should write to the Secretary, Aircastle Limited, c/o Aircastle Advisor LLC, 201 Tresser Boulevard, Suite 400, Stamford, CT 06901. Recommendations must be received no less than 90 days nor more than 120 days before the anniversary of the prior year’s annual general meeting of shareholders to be considered for inclusion in the proxy statement for the next annual general meeting of shareholders. All recommendations meeting the minimum requirements set forth in the Corporate Governance Guidelines will be referred to the Chairperson of the Nominating and Corporate Governance Committee. Such letters of recommendation must include the address and number of shares owned by the nominating shareholder, the recommended individual’s name and address, and a description of the recommended individual’s background and qualifications. A signed statement from the recommended individual must accompany the letter of recommendation indicating that he or she consents to being considered as a candidate and that, if nominated by the Board and elected by the shareholders, he or she will serve as a Director of the Company. In addition, the notice must also include any other information relating to the shareholder or to the recommended individual that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of Directors under Section 14 of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and the rules and regulations thereunder.
In addition, our Bye-laws allow shareholders to propose or nominate a candidate for election as a Director. Such proposal or nomination must be made in accordance with the procedures and time limits set out in the Bye-laws of the Company as described above and, below, in “Shareholder Proposal.”
A person must own common shares on the date that he or she sends the notice to Aircastle under the procedures above for the nomination to be valid under our Bye-laws. Provided that the required biographical and background material described above is provided for candidates properly recommended by shareholders, the Nominating and Corporate Governance Committee will evaluate those candidates by following substantially the same process, and applying substantially the same criteria, as for candidates submitted by members of the Board. If the Chairman of the Board determines that a nomination was not made in accordance with the foregoing procedures, the Chairman shall declare to the meeting that the nomination was defective and such defective nomination shall be disregarded.
The Investment Committee. The Board established and designated an Investment Committee pursuant to resolutions adopted on August 2, 2006, and since that date the Board regularly re-authorizes the Investment Committee. The Board authorized the Investment Committee to approve, within certain limitations, aircraft acquisition, lease, sale, financing and interest rate hedging transactions, and other transactions, by the Company. The Investment Committee held nine meetings during 2018.

DIRECTORS’ COMPENSATION

Cash Compensation. During 2018, cash compensation to the Independent Directors for service on our Board was set at the following levels:

•	Directors are paid an annual cash fee of US$80,000.

•	The Chairman of the Board is paid an additional annual cash fee of US$50,000.

•	Each of the chairs of the Audit Committee and Investment Committee is paid an annual cash fee of US$35,000 and each other such committee member is paid an annual cash fee of US$20,000.

•	The Compensation Committee Chair is paid an annual cash fee of US$25,000 and Compensation Committee members are paid an annual cash fee of US$10,000.

•	The Nominating and Corporate Governance Committee chair is paid an annual cash fee of US$20,000 and Nominating and Corporate Governance Committee members are paid an annual cash fee of US$10,000.
Restricted Share Grants. On the first business day of each calendar year, our Independent Directors receive grants of restricted common shares, with the number of shares for each such grant being equal to US$135,000 divided by the Fair Market Value, as defined in the Incentive Plan, of our common shares as of such date. These restricted shares fully vest on January 1 of the following calendar year, pursuant to the terms and conditions of the Incentive Plan and the related award agreement.
In 2015, the Board authorized a special award to Mr. Ueberroth which increased his annual award from 10,000 to 20,000 restricted common shares during his then term as Chairman of the Board in recognition of his significant experience, service to the Company and guidance to the Board. Mr. Ueberroth’s service to Aircastle is valuable given his reputation in the business community and his access to the investment community with his broad and deep relationships. He routinely communicates and consults with our leadership team and other board members outside of board meetings. These restricted shares fully vest on January 1 of the following calendar year, pursuant to the terms and conditions of the Incentive Plan and the related award agreement. In January 2018, Mr. Ueberroth received a pro-rated award of 8,000 restricted common shares to reflect the partial year then remaining in his term, as Chairman and a Class III director, until the shareholder meeting on May 18, 2018, where he was standing for re-election. Mr. Ueberroth was re-elected to the Board and as Chairman in May 2018. He has not received any special equity award for the current term that began in May 2018.
There have been no increases in Directors’ cash compensation since 2012 and no increases in Directors’ restricted share grants since 2016.
Our affiliated and management Directors, Messrs. Inglese, Kawamura, Sakakida and Toya, are not separately compensated by us for their Board or committee service. All members of the Board were reimbursed for reasonable costs and expenses incurred in attending meetings of the Board or otherwise incurred in connection with carrying out their duties as Directors.

The table below describes our compensation of Directors:

DIRECTOR COMPENSATION FOR 2018

	Fees Earned or		All Other
	Paid in Cash	Stock Awards	Compensation	Total
Name	(US$)	(US$)(1)	(US$)(2)	(US$)

Ronald W. Allen	100,000	135,007	6,580	241,587

Giovanni Bisignani	90,000	135,007	6,580	231,587

Michael J. Cave	120,000	135,007	6,580	261,587

Douglas A. Hacker	145,000	135,007	6,580	286,587

Hajime Kawamura(3)	—	—	—	—

Yukihiko Matsumura(4)	—	—	—	—

Ronald L. Merriman	125,000	135,007	6,580	266,587

Agnes Mura	110,000	135,007	6,580	251,587

Charles W. Pollard	135,000	135,007	6,580	276,587

Takayuki Sakakida(3)	—	—	—	—

Gentaro Toya(3)	—	—	—	—

Peter V. Ueberroth	140,000	322,127	15,700	477,827

Michael J. Inglese(3)	—	—	—	—
_______________

(1)
The reported amounts reflect the aggregate fair value on the grant date of the restricted shares granted to our Directors during 2018 determined in accordance with FASB ASC Topic 718. For a summary of the assumptions made in the valuation of these awards, please see Note 8 to our Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2018. The grant date fair value of each restricted share was US$23.39. The number of unvested restricted shares granted to each Director in 2018 and held by each Director as of December 31, 2018 was: Mr. Allen 5,772, Mr. Bisignani 5,772, Mr. Cave 5,772, Mr. Hacker 5,772, Mr. Merriman 5,772, Ms. Mura 5,772 and Mr. Pollard 5,772. Mr. Ueberroth was granted a total of 13,772 restricted shares in 2018, compromised of the base director grant of 5,772 restricted shares and an additional 8,000 restricted shares reflecting the pro-rata amount of his annual chairman’s special 20,000 restricted share award.

(2)	The reported amounts consist of dividend payments made by the Company on restricted common shares granted to each Director in 2018.

(3)	Our affiliated and management Directors, Messrs. Inglese, Kawamura, Sakakida and Toya are not separately compensated by us for their Board or committee service.

(4)	Mr. Matsumura resigned from the Board effective May 1, 2018.
Share Ownership Guidelines for Directors. The Board believes that significant common share ownership by members of the Board increases the alignment of interests between the Board and the shareholders. Accordingly, the Company has adopted share ownership guidelines, or Ownership Guidelines, pursuant to which each member of the Board who is paid a base annual cash fee for service on the Board is expected to attain the following levels of share ownership while providing service to the Company, based on the aggregate value of share ownership as of the date of determination:

Position	Multiple of Base Annual Cash Board Service Fee
Relevant Director	3x

The Ownership Guidelines provide for a phase-in period, according to which a Director should satisfy the Ownership Guidelines by the fifth anniversary of his or her initial appointment to the Board. As of March 22, 2019, each member of the Board complied with the Ownership Guidelines.
Director Award Limits. Under the terms of the Incentive Plan, an annual limit of US$750,000 per calendar year applies to the combined cash and equity-based compensation that may be granted to each of our non-employee directors.

OWNERSHIP OF THE COMPANY’S COMMON SHARES

Security Ownership of Certain Beneficial Owners and Management. The table below describes common share ownership information by our Directors, named executive officers, all Directors and executive officers as a group and shareholders known to us to hold more than five percent of our common shares, as of March 22, 2019:

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(1) (2)	Percent(3)
Named Executive Officers and Directors(4)
Michael J. Inglese(5)	361,559	*
Aaron A. Dahlke	43,652	*
Michael L. Kriedberg	180,968	*
Christopher L. Beers	79,582	*
Roy Chandran	43,263	*
Ronald W. Allen	109,627	*
Giovanni Bisignani	40,313	*
Michael J. Cave	27,521	*
Douglas A. Hacker	112,767	*
Hajime Kawamura(5)	—	*
Ronald L. Merriman(6)	46,752	*
Agnes Mura	31,045	*
Charles W. Pollard(7)	51,287	*
Takayuki Sakakida (5)	—	*
Gentaro Toya(5)	—	*
Peter V. Ueberroth(8)	425,993	*
All Directors and executive officers as a group (16 persons)	1,554,329	2.1%
5% Shareholders
Marubeni Corporation(9)	21,605,347	28.8%
The Vanguard Group(10)	4,726,470	6.3%
Dimensional Fund Advisors L.P.(11)	6,620,410	8.8%
_______________
* Less than 1%

(1)
Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Common shares subject to options or warrants currently exercisable or exercisable within 60 days of the date hereof, are deemed outstanding for computing the percentage of the person holding such options or warrants but are not deemed outstanding for computing the percentage of any other person.

(2)	Consists of common shares held, including restricted shares, shares underlying share options exercisable within 60 days and shares underlying warrants exercisable within 60 days.

(3)	Percentage amount assumes the exercise by such persons of all options and warrants exercisable within 60 days to acquire common shares and no exercise of options or warrants by any other person.

(4)	The address of each officer or Director listed in the table below is: c/o Aircastle Advisor LLC, 201 Tresser Boulevard, Suite 400, Stamford, CT 06901.

(5)
Our affiliated and management Directors, Messrs. Inglese, Kawamura, Sakakida and Toya are not separately compensated by us for their Board or committee service. Common shares of Aircastle are directly held by Marubeni Aviation Holding Cooperatief, U.A. and indirectly held by Marubeni and Marubeni Aviation Corporation.

(6)	Includes 35,009 common shares held indirectly by the Merriman Family Trust.

(7)	Includes 34,916 common shares held indirectly by the Pollard Family Trust.

(8)	Includes 220,000 common shares held indirectly by the Ueberroth Family Trust.

(9)
Information for Marubeni is based solely upon a Schedule 13D filed by Marubeni with the SEC on February 23, 2016, which indicates that Marubeni beneficially held an aggregate of 21,605,347 common shares. Marubeni reported it held all 21,605,347 shares with shared voting and dispositive power. The address of Marubeni is 4-2 Ohtemachi 1-Chome Chiyoda-Ku, Tokyo 100-8088, Japan.

(10)
Information regarding The Vanguard Group is based solely upon a Schedule 13G filed by The Vanguard Group with the SEC on February 11, 2019, which indicates that The Vanguard Group beneficially held an aggregate of 4,726,470 common shares. Of these shares, The Vanguard Group reported it held 53,878 shares with sole voting power, 7,971 shares with shared voting power, 4,668,843 shares with sole dispositive power and 57,627 shares with shared dispositive power. The address of The Vanguard Group is 100 Vanguard Blvd., Malvern, PA 19355.

(11)
Information regarding Dimensional Fund Advisors L.P. (“Dimensional”) is based solely upon a Schedule 13G filed by Dimensional with the SEC on February 8, 2019, which indicates that Dimensional beneficially held an aggregate of 6,620,410 common shares. Of these shares, Dimensional reported it held 6,520,155 shares with sole voting power and 6,620,410 shares with sole dispositive power. The address of Dimensional is Building One, 6300 Bee Cave Road, Austin, TX 78746.

Section 16(a) Beneficial Ownership Reporting Compliance. Section 16(a) of the Exchange Act requires the Company’s Directors, executive officers and persons who own more than ten percent of a registered class of our equity securities to file with the SEC reports of ownership on Form 3 and changes in ownership on Forms 4 and 5. Such officers, Directors and greater-than-ten percent shareholders are also required by the SEC to furnish the Company with copies of all forms they file under this regulation. To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company, no officers, Directors or greater-than-ten percent shareholders failed to submit such filings on a timely basis during the fiscal year ended December 31, 2018, except that, due to an inadvertent administrative error, there was one late Form 4 filing for Mr. Merriman to report a transaction moving common shares into a family trust.
Insider Trading Policy. Our Directors, officers and employees are required to comply with a policy that is designed to prevent insider trading violations. The policy includes mandatory trading black-out periods and prohibits certain transactions. Hedging or pledging of our shares by Directors, officers or employees is prohibited unless an exception to the policy is specifically pre-approved by the Chief Legal Officer. No such exception has ever been requested or approved.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis
This Compensation Discussion and Analysis describes and analyzes our executive compensation philosophy and programs, the decisions made by the Compensation Committee under those programs and the factors considered by the Compensation Committee in making those decisions. This Compensation Discussion and Analysis focuses on the compensation paid to our current Chief Executive Officer, Chief Financial Officer and the three other most highly compensated executive officers, together referred to as our named executive officers, or NEOs. For 2018, our NEOs were:

Name	Title
Michael J. Inglese	Chief Executive Officer
Aaron A. Dahlke	Chief Financial Officer
Michael L. Kriedberg	Chief Commercial Officer
Christopher L. Beers	Chief Legal Officer & Secretary
Roy Chandran	EVP - Corporate Finance & Strategy

Pay for Performance Philosophy
We believe executive compensation should be tied to Company performance weighted in favor of long-term performance, and our compensation program rewards executives and employees in three areas:

•	Annual Corporate Performance: Achievement of internal corporate financial metrics focused on: (i) adjusted return on equity; (ii) cash flow per share; and (iii) growth through new investments;

•	Individual Performance: Achievement of individual performance goals set at the beginning of each year; and

•	Long-Term Corporate Performance: Longer term adjusted return on equity and total shareholder return relative to a broad index of relevant publicly listed companies.
We believe that our performance relative to these financial metrics will ultimately improve returns to shareholders, through greater dividend-paying capacity and stronger fundamentals. We use these metrics to determine the compensation for many professionals in the Company, including all of our NEOs, and we discuss the Company’s progress against these financial metrics in quarterly employee meetings. By establishing these financial performance goals, tying the Company’s compensation program to the goals and communicating regularly with our employees, we strive to better align the interests of our employees with driving returns for our shareholders.
We make annual incentive compensation awards, comprised of a cash bonus and equity award, the payment and vesting of which is based on a mix of corporate performance and individual performance. For more highly compensated employees, including our NEOs, achievement of corporate financial metrics carries a greater weighting relative to individual performance, as illustrated in the table below:

Position	Corporate Performance	Individual Performance
CEO	85%	15%
Other NEOs	80%	20%
2018 Corporate Financial Metrics. We based corporate performance targets on the 2018 business plan that our board endorsed in February 2018. In addition, we established a performance range for each metric. Results below the low end of each range will not yield any contribution to the Company’s incentive compensation pool for that metric. Conversely, performance above target will result in an enhanced contribution to the Company’s incentive compensation pool, up to a 200% contribution at the upper end of the performance range for each metric. For 2018, we established the following targets, performance ranges and relative weightings for the three financial metrics for 2018:

Metric	2018 Target	Performance Range	Weighted Score
Adjusted Return on Equity(1)	8.79%	25-150%	25%
Cash Flow per Share(2)	$6.30	85-115%	50%
New Investments(3) (in billions)	$1.40	50-150%	25%
_______________

(1)
Adjusted Return on Equity is Adjusted Net Income divided by the average shareholders’ equity. Adjusted Net Income, or ANI, is net income before certain expenses related to our financings and interest rate derivative accounting, share-based compensation expense and other items we have deemed unusual when viewed in the context of our ongoing business. Our presentation of ANI may not be comparable to similarly-titled measures used by other companies. A reconciliation between non-GAAP performance metrics and U.S. GAAP results is included as Appendix A to this proxy statement.

(2)
Cash Flow per Share for a period is Cash Flow from Operations before changes in working capital plus principal payments from our finance leases and distributions from our joint venture investment divided by the total weighted average number of shares outstanding plus contingently issuable shares related to the Company’s PSUs, for that period. A reconciliation between non-GAAP performance metrics and U.S. GAAP results is included as Appendix A to this proxy statement.

(3)	New Investments measures the total annual amount invested in aviation assets.
Individual and Functional Performance Goals and Compensation We set individual performance goals for every employee at the beginning of each year and measure each employee’s performance against those goals at the end of the year to determine incentive compensation levels. Also, we may set functional goals for certain departments which are measured at year end and factor into incentive compensation levels. We determine incentive pay for each employee by applying the weighted corporate, individual performance and, if applicable, functional scores against such employee’s targeted bonus amount. We set individual bonus targets based on an employee’s function, role and seniority within the organization, among other factors. For more highly compensated employees, including our NEOs, annual incentive compensation is paid out in the form of cash and equity awards. For additional retention purposes, equity awards vest over three years, subject to continued service with us through such period.

Compensation Overview
As shown in the diagrams below, there are now four primary elements of total direct compensation: base salary, annual cash bonus, annual equity award and long-term incentive plan award.

2018 Total Direct Compensation (Named Executive Officers)

Base Salary
- 18% of Total Direct Compensation
- To attract and retain talent
- Fixed base of cash compensation

Annual Cash Bonus
- 26% of Total Direct Compensation
- Drives annual performance
- Performance based, not guaranteed

Base
Bonus
44% Short Term
56% Long Term
Long-Term Performance Award
Restricted Shares

At Risk Long-Term Incentive Plan
- 43% of Total Direct Compensation
- 3 year performance period
- Aligns management and shareholders
- Rewards exceptional performance
- Performance based, not guaranteed

82% is Performance Based Compensation

Annual Equity Award
- 13% of Total Direct Compensation
- Vests ratably over 3 years
- Retains key talent
- Performance based, not guaranteed

Base Salary. Base salaries provide fixed compensation and allow us to attract and retain talented management. We set base salaries for our named executive officers and review them periodically by taking into account the current market environment and the responsibilities, experience, value to the Company and demonstrated performance of our named executive officers.
Annual Incentive Compensation. As discussed below, we make incentive compensation awards based on the Company’s performance against corporate financial metrics, performance against individual performance goals, and, if applicable, functional performance goals for each year. Our payment of incentive compensation is split between cash and restricted share grants for our more highly compensated employees, including our NEOs. We paid the cash and granted the restricted equity portion of 2018 incentive awards in February 2019. For additional retention purposes, the restricted share grants for 2018 awarded in February 2019 will vest in one-third increments on January 1, 2020, January 1, 2021 and January 1, 2022, subject to continued service with us through such period.
Special Incentive Awards. In limited instances, we may also issue special restricted share grants to reward exceptional performance, special situations or retention purposes. None our our NEOs received any special retention awards in 2018.
Long-Term Incentive Plan. As discussed in the section titled “Long-Term Incentive Plan” below, we introduced a long-term incentive plan in 2016 designed to align management with shareholders by rewarding exceptional performance over a three year period. All performance share unit awards granted during 2018 are scheduled to vest and their performance period ends on December 31, 2020, except that as part of his Retirement and Transition Agreement (see page 31), Mr. Kriedberg received a pro-rata award that has a two year performance period until his planned retirement in January of 2020. Our Long-Term Incentive Plan is 100% at risk with no payout if performance thresholds aren’t met. Underscoring the pay for performance philosophy of our Long-Term Incentive Plan, our initial awards made in March of 2016 only paid out at 70% of target because threshold levels of performance weren’t met for half of the award (see page 23).
Other Compensation. We pay dividends on unvested restricted shares but not on our performance share unit awards. We also offer NEOs severance payments and accelerated vesting of restricted shares in certain circumstances, as described in greater detail below in the section entitled “Potential Payments upon Termination or Change in Control.” Severance and change in control benefits provide transitional assistance for separated employees and are essential to recruiting and retaining talented executives in a competitive market. In addition, our NEOs are also eligible to participate in our employee benefit plans, including medical, dental, life insurance and 401(k) plans. These plans are available to all employees and do not discriminate in favor of our named executive officers.
Recoupment Policy. In advance of the final SEC rules implementing Section 954 of the Dodd-Frank Act, in January 2016, we adopted a clawback policy covering certain incentive compensation awarded to our executive officers. The policy requires reimbursement of incentive payments awarded to an executive officer based upon financial results that were subsequently the subject of a restatement due to the Company’s material noncompliance with financial reporting requirements. The amount of reimbursement would be to the extent that a lower payment would have been awarded to the executive based on the restated financial results. The policy applies to all incentive compensation awarded or paid to an executive officer in the three years prior to the restatement, even if the executive officer did not engage in conduct which contributed to the restatement. In addition, we may seek to recover any portion of incentive compensation when we determine that an executive officer engaged in a certain misconduct, namely involving: (i) material acts of fraud or dishonesty in connection with employment by the Company; (ii) willfully not complying with material policies or procedures of the Company; or (iii) the commission of a felony or a crime involving material dishonesty. We may need to amend the policy following adoption of the final SEC rule mentioned above.
Summary. The primary goals of our compensation programs are to attract, motivate and retain the most talented and dedicated employees and to align incentive compensation with enhancing shareholder value. Our compensation programs are intended to:

•
motivate our NEOs by providing the large majority of their overall compensation through an incentive compensation program that ties awards to corporate financial metrics and individual performance goals which we believe will build shareholder value; and

•	align each NEO’s incentives with those of shareholders by delivering a substantial portion of their incentive compensation in the form of restricted share grants and performance based equity awards.
What We Don’t Pay

•	Change in control benefits based on a single trigger;

•	Deferred compensation plans;

•	Company cars or aircraft;

•	Income tax gross-ups; and

•	Special or enhanced pension or retirement programs.

2018 Compensation
Performance versus Corporate Financial Metrics. In 2018, the Company’s performance against its corporate financial metrics resulted in an incentive compensation pool equal to 144.5% of the total target, as shown in the table below.

Metric	2018 Target	Weighting	2018 Performance	Performance Range	Performance	Weighted Score
Adjusted Return on Equity(1)	8.79%	25%	13.08%	25-150%	148.8%	49.4%
Cash Flow per Share(1)	$6.30	50%	$6.65	85-115%	105.7%	68.8%
New Investments (in billions)	$1.40	25%	$1.44	50-150%	102.5%	26.3%
					Total	144.5%
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(1)	A reconciliation between non-GAAP performance metrics and U.S. GAAP results is included as Appendix A to this proxy statement.
Adjusted Return on Equity was near the upper end of the performance range primarily due to accelerated maintenance income from the early termination of eleven aircraft leases with Avianca Brazil of $72.2 million, which was partially offset by our share of undistributed losses from our Lancaster joint venture of $9.0 million. Cash Flow per Share of $6.65 was modestly higher than target due to the timing of aircraft acquisitions, combined with the lower volume of assets sales. New Investments of $1.44 billion were slightly ahead of target as we remained disciplined on new investments in a highly competitive market. Overall performance was well ahead of target, which was built on management executing the 2018 business plan with disciplined growth and improvements to the portfolio.
Individual Incentive Compensation Actions for 2018
The Company’s overall performance in 2018 was strong, particularly given the difficulties the Company faced with one of its largest customers, Avianca Brazil. The senior management team was vigilant in sourcing sensible new investments, successfully managing placements and transitions, pruning assets for gains and portfolio management while managing higher activity in collections and repossessions. The following represent some of the Company’s most important accomplishments during 2018:

•	Acquired 39 aircraft in 2018 for $1.44 billion, all narrow-body aircraft. We believe these investments improved the quality of the Company’s portfolio and its earnings base.

•	Sold fourteen aircraft for proceeds of $338.8 million with a gain on sale of $36.8 million, including two wide-bodies, further improving the quality of our portfolio.

•
Acquired ten Airbus A320 Neos and increased the share of current generation narrow-body aircraft in our portfolio from 66% to 72% of net book value, dramatically improving the quality of our portfolio.

•
Placed, sold or committed to sell 45 aircraft with scheduled lease expirations in 2018 and 2019. As a result, we now have just two narrow-body aircraft left to place returning in the fourth quarter of 2019 and only two wide-body aircraft to place before 2020.

•	Achieved excellent aircraft utilization with our aircraft being on lease 99.6% of the time(1) and a net cash interest margin of 7.8%(2).
Total Shareholder Return versus our Peers
Although our operating performance was strong in 2018, our total return to shareholders for the year ended December 31, 2018, was (22.0)%, below the total shareholder return of the S&P MidCap 400 of (11.9)%. Our total shareholder return for the three years ended December 31, 2018, was (4.3)%, below the total shareholder return of the S&P MidCap 400 of 24.8%. Over those periods, our total shareholder return slightly exceeded that of our publicly traded direct competitors (AerCap, Air Lease and Fly Leasing), which had an average total return of (26.4)% for 2018 and a three year return of (12.8)%. Each of our NEOs met or exceeded their individual performance goals for 2018.
_______________

(1) Aircraft on-lease days as a percent of total days in period weighted by net book value.
(2) A reconciliation between non-GAAP performance metrics and U.S. GAAP results is included as Appendix A to this proxy statement.

Based on these factors, and the corporate performance achievement of 144.5%, the Compensation Committee took the following actions:

Named Executive Officer	Incentive Compensation(1)	Rationale

Michael J. Inglese	$935,550 cash $935,555 restricted share grant
Mr. Inglese led the Company’s development and execution of its strategic and operational business plan. Under Mr. Inglese’s leadership, the Company met its new investment plan, generated strong cash flow in excess of plan and exceeded its adjusted return on equity targets even before factoring accelerated maintenance revenue.

Aaron A. Dahlke	$554,400 cash $277,204 restricted share grant
Mr. Dahlke led the Company’s finance, corporate planning and IT efforts. His work resulted in the Company’s clear operating plan, improved aircraft portfolio and earnings base, strong financial results and secure IT infrastructure.  He also made significant contributions towards the Company’s management of collections and repossessions.

Michael L. Kriedberg	$1,039,500 cash $0 restricted share grant
Mr. Kriedberg led the Company’s aircraft acquisitions, placements and sales efforts. In this regard, he played a key role in directing the Company’s new investment, sales and placement activities in a highly competitive environment. Mr. Kriedberg intends to retire in the beginning of 2020 and as part of his Retirement and Transition Agreement, Mr. Kriedberg received a 125% target cash bonus but no restricted share grant for 2018.

Christopher L. Beers	$693,00 cash $346,506 restricted share grant
Mr. Beers led the Company’s legal organization and human resources function. His legal team directed, documented and executed the substantial volume of transaction activity and he was instrumental in managing our repossessions and collections. He also managed changes in key personnel.

Roy Chandran	$562,400 cash $281,192 restricted share grant
Mr. Chandran led our capital markets activities and is responsible for evaluating strategic transactions, managing the investor relations and pricing functions. During 2018, the Company received an investment grade credit rating from three rating agencies: Standard & Poor’s. Moody’s and Fitch.

_______________

(1)	All restricted share awards were granted in early 2019 and grants vest in equal installments on January 1, 2020, 2021 and 2022, subject to the terms and conditions of the Incentive Plan.
Long-Term Incentive Plan
In 2016 we introduced a 100% at risk long-term equity incentive award program in the form of performance share units (“PSUs”) for NEOs and certain other senior executives. These PSUs are intended to drive superior performance and enhance management retention by rewarding executives for exceptional performance over a three year performance period using two measures of long term performance: adjusted return on equity relative to targets set by the Committee each year; and total shareholder return relative to the S&P 400 MidCap Index, which is a broad benchmark of public companies. Our Long-Term Incentive Plan will provide no payout if certain performance thresholds aren’t met. In fact, the TSR component of our 2016 Long-Term Incentive Plan did not pay out as the Company’s total shareholder return did not meet the threshold level of performance.
We established the overall value of PSUs for each executive based on their position, market and compensation data, and advice from our independent compensation consultant. We believe the performance standards for earning the PSU awards are challenging.
The PSUs granted in 2018 vest at the end of a three year period, which runs from January 1, 2018, through December 31, 2020. Half of the PSUs vest on achieving relative total stockholder return goals (the “TSR PSUs”) while the other half vest on attaining annual Adjusted Return on Equity goals (the “AROE PSUs”). We believe this approach provides a balanced mix of incentives. Adjusted Return on Equity is an appropriate measurement of management’s effectiveness in deploying our shareholders’ capital and relative total shareholder return measures management’s ability to deliver superior long-term returns to our shareholders. The PSUs are denominated in share units (without dividend rights), each of which is equivalent to one common share, and are subject to performance conditions and time-based vesting conditions.

TSR PSUs
The number of shares vesting from the TSR PSUs at the end of the three-year performance period will depend on our ranking within the S&P 400 MidCap Index as set forth in the table below. The TSR PSUs are designed to incentivize exceptional performance. For our 2018 LTIP Awards, the Company’s TSR ranking will need to be at the 55th percentile to vest at target and no shares will vest if the Company’s TSR ranking is below the 30th percentile. Results between the points in the table will be interpolated on a linear basis.

Relative Percentile	Vesting Percentage
80th or higher	200%
55th	100%
30th	50%
below 30th	0%
Total stockholder return (“TSR”) is the change in price of a share of our common shares plus its accumulated dividends over the three year measurement period. Comparing the Company’s TSR to the returns of a broad market index over the same period provides an objective external measure of the Company’s effectiveness in generating returns for shareholders. We believe the S&P Mid-Cap 400 Index, which is comprised of a broad range of companies with market capitalizations similar to the Company’s, is an appropriate benchmark for TSR performance. Our industry is highly specialized with few direct peers, only three of which are now publicly traded. It is not possible to develop a robust group of relevant peer companies against which to accurately benchmark performance.
AROE PSUs
The number of shares vesting from the AROE PSUs at the end of the three-year performance period will depend on the Company’s Adjusted Return on Equity as measured against the targets set in the annual business plan endorsed by the Board. Adjusted Return on Equity is calculated in the same manner as described in Appendix A of this Proxy. The score is calculated each year and then averaged over the three year performance period. No shares underlying AROE PSUs will vest if the Company’s Adjusted Return on Equity is more than 2% below plan. Results between the points in the table will be interpolated on a linear basis.

Actual AROE Performance	Applicable Percentage
Annual AROE Target plus 2%	200%
Annual AROE Target	100%
Annual AROE Target less 2%	50%
Below Annual AROE Target less 2%	0%
The chart below shows the PSU awards made to our NEOs during 2018, including the number of common shares underlying the awards at the time of grant:

Name	Target/Maximum Number of PSUs(1)	Target/Maximum Number of TSR PSUs	Target/Maximum Number of AROE PSUs
Michael J. Inglese	132,312/264,624	66,156/132,312	66,156/132,312
Aaron A. Dahlke	32,498/64,996	16,249/32,498	16,249/32,498
Michael L. Kriedberg	40,622/81,244	20,312/40,624	20,310/40,620
Christopher L. Beers	53,389/106,778	26,695/53,390	26,694/53,388
Roy Chandran	32,498/64,996	16,249/32,498	16,249/32,498
_______________

(1)	All awards were made in February 2018.

The following table shows the performance of our current PSU awards as if the performance period ended on December 31, 2018. Actual performance will be determined at the end of the relevant performance period.

PSU Award	TSR Payout Tracking(1)	AROE Payout Tracking(2)
March 2016	0%	140.0%
March 2017	0%	135.0%
June 2017	0%	132.5%
February 2018	0%	200.0%

(1)
Our TSR from the beginning of the performance period through December 31, 2018, relative to the S&P400 is as follows: March 2016 PSU TSR Awards were in the 27th percentile which would have resulted in a payout below threshold or 0% of the target award; March 2017 PSU TSR Awards were in the 33rd percentile which would have resulted in a payout below threshold or 0% of the target award; June 2017 PSU TSR Awards were in the 24th percentile which would have resulted in a payout below threshold or 0% of the target award; and February 2018 PSU TSR Awards were in the 28th percentile which would have resulted in a payout below threshold or 0% of the target award.

(2)	See table below for AROE tracking percentages.

	Annual AROE Performance Percentages:
Grant Date	As of December 31, 2016	As of December 31, 2017	As of December 31, 2018	Average at December 31, 2018
March 2016	150.0%	70.0%	200.0%	140.0%
March 2017		70.0%	200.0%	135.0%
June 2017		65.0%	200.0%	132.5%
February 2018			200.0%	200.0%

ACTUAL PERFORMANCE OF OUR 2016 LTIP AWARDS
The first of the Company’s LTIP awards, made in March 2016, vested on December 31, 2018, and had an overall payout of 70% of the target number of shares and 68% of the target value when awarded. Underscoring the pay for performance design of our LTIP program, there was no award for the TSR PSUs as the Company’s TSR over the 3 year performance period ending December 31, 2018, was below threshold. The AROE PSUs paid out was at 140% of target, reflecting the average annual AROE performance of 150%, 70% and 200% over 2016, 2017 and 2018, respectively. As a result, the NEOs and other certain senior executives earned 129,522 AROE PSUs and forfeited 92,515 TSR PSUs.

2016 LTIP Actual Share Payout of Target
TRS Payout	AROE Payout	Total Payout
0%	140.0%	70.0%

The total realized value of the LTIP awards to our current NEOs which vested on December 31, 2018 was only 68% of the target value when the awards were made in March of 2016.

The payout of the 2016 LTIP is an example of how our overall program reflects our pay-for-performance philosophy.

How We Make Decisions
Risk. The Compensation Committee reviews the risks and rewards associated with the Company’s compensation programs. We believe that our compensation programs encourage prudent business judgment and appropriate risk-taking, with the overall goal of building sustainable and profitable growth and enhancing shareholder value.
We believe none of our compensation programs create risks that are reasonably likely to have a material adverse impact on the Company. Base salary is a fixed amount that does not encourage risk taking. The incentive compensation program, which delivers the majority of total compensation for our NEOs, contains elements that mitigate risk without detracting from the incentive nature of the program, including:

•	the use of multiple corporate financial performance metrics, rather than relying on a single measure;

•	the use of ranges for these financial performance metrics, so that the earning of the awards is not an “all or nothing” proposition;

•	the use of performance-based and time-based equity awards vesting over a three-year period, increasing the focus on longer-term performance and shareholder value growth;

•	greater weighting on performance-based equity versus time-based equity; and

•	the adoption of robust share ownership guidelines and a recoupment policy.
Role of Executive Officers and Compensation Consultant. The Committee sets the corporate financial metrics at the beginning of the year based on the annual business plan endorsed by the Board. We set performance goals for the Chief Executive Officer, who in turn establishes individual performance goals for the other NEOs. Regularly during the year, the senior management team presents to us the Company’s actual performance against the corporate performance metrics. We share these discussions with the full Board on a regular basis.
In January, we begin developing our preliminary appraisal of our Chief Executive Officer’s performance against the Company’s corporate performance metrics and his individual goals. In February, after consulting with the Chairman of the Board, we make our final decision about the Chief Executive Officer’s incentive compensation. Other NEOs may assist in providing data but otherwise have no role in determining the Chief Executive Officer’s compensation. The Chief Executive Officer makes recommendations to us concerning other NEOs’ incentive compensation based on corporate performance and each other NEO’s individual performance.
We have access market data in evaluating the competitiveness of our overall compensation structure. We use such data to develop a general understanding of current compensation practices, but we do not rely solely on such data for making compensation decisions.
For 2018, we retained the firm of Meridian Compensation Partners, as an independent compensation consultant. Meridian advised us in connection with changes to executive compensation and the review of the design of our annual incentive plan and long-term incentive plan. The services provided by Meridian are under the direction and authority of the Compensation Committee. Meridian has no other direct or indirect business relationship with the Company or our senior management team. Representatives of Meridian attended select Compensation Committee meetings and provided objective third-party advice and compensation market perspective. We concluded that the advice we received from Meridian is objective and does not raise any conflicts of interest.
Share Ownership Guidelines
We believe common share ownership by management aligns the interests of management with those of the shareholders. Accordingly, we have adopted Ownership Guidelines providing for the following levels of share ownership applicable to our Chief Executive Officer, Chief Commercial Officer, Chief Financial Officer and Chief Legal Officer (based on the aggregate value of this share ownership as of the date of determination).

Position	Multiple of Base Salary
Chief Executive Officer	6x
Chief Financial Officer	2x
Chief Commercial Officer	2x
Chief Legal Officer	2x

The Ownership Guidelines provide for a phase-in period, according to which a relevant officer should satisfy the Ownership Guidelines, by the fifth anniversary of his or her initial appointment or promotion. As of March 22, 2019, each of the above officers complied with the Ownership Guidelines.

Tax Implications of Our Compensation
The Tax Cuts and Jobs Act, enacted on December 22, 2017, substantially modifies Section 162(m) of the Internal Revenue Code and, among other things, eliminates the performance-based exception to the $1 million deduction limit effective as of January 1, 2018. As a result, beginning in 2018, compensation paid to certain executive officers in excess of $1 million will generally be nondeductible, whether or not it is performance-based. In addition, beginning in 2018, the executive officers subject to Section 162(m) (the “Covered Employees”) will include any individual who served as the CEO or Chief Financial Officer (“CFO”) at any time during the taxable year and the three other most highly compensated officers (other than the CEO and CFO) for the taxable year, and once an individual becomes a Covered Employee for any taxable year beginning after December 31, 2016, that individual will remain a Covered Employee for all future years.
The Tax Cuts and Jobs Act includes a transition rule under which the changes to Section 162(m) described above will not apply to compensation payable pursuant to a written binding contract that was in effect on November 2, 2017, and is not materially modified after that date. To the extent applicable to our existing contracts and awards, the Compensation Committee may avail itself of this transition rule. However, to maintain flexibility in compensating executive officers in a manner designed to promote varying corporate goals, the Compensation Committee does not limit its actions with respect to executive compensation to preserve deductibility under Section 162(m) if the Compensation Committee determines that doing so is in the best interests of the Company.
Last Year’s Say-on-Pay Vote
At our 2018 Annual Meeting, our shareholders had the opportunity to cast an advisory vote on the compensation of our NEOs in 2017. The Company’s say-on-pay vote yielded a 79% approval. Notwithstanding this favorable vote, we continue to seek input from our shareholders to understand their views with respect to the Company’s approach to compensation, and in particular in connection with our efforts to tie compensation to performance. After considering the results of the Company’s say-on-pay vote at our 2018 Annual Meeting, we determined that no changes to the Company’s executive compensation program were necessary.
Compensation Committee Interlocks and Insider Participation
During 2018, the Compensation Committee of the Board was composed of Messrs. Hacker, Merriman and Pollard and Ms. Mura. None of these persons has at any time been an officer or employee of the Company or any of its subsidiaries. In addition, there are no relationships among the Company’s executive officers, members of the Compensation Committee or entities whose executives serve on our Board or on the Compensation Committee that require disclosure under applicable SEC regulations.

Compensation Overview
The table below sets forth information regarding 2018, 2017 and 2016 compensation for each of our NEOs, presenting each cash bonus, equity award and performance share award for the service year with respect to which they were earned, even if the annual incentive awards (cash bonus and equity award) were actually granted in a different period. Note that the SEC-required Summary Compensation Table (shown on page 29) requires disclosure of equity-based grants in the year they were awarded, even if they were awarded in respect of a prior year’s service. Therefore, if an incentive award was earned in respect of service in one fiscal year, but granted in the subsequent fiscal year, it would be included as compensation in the subsequent fiscal year in the Summary Compensation Table.
The presentation below reflects how we view year-over-year changes to the compensation for our NEOs. It is important to recognize that the way we present compensation for our NEOs in the table below is different from the SEC-required disclosure in the Summary Compensation Table and is not a substitute for the information in that table. Rather, it is intended to show how we review total compensation for our NEOs across different periods during our decision-making process.

				Stock Awards (US$)(1)
Name and Principal Position	Fiscal Year	Salary (US$)	Cash Bonus(US$)	Annual Equity Award	Long Term Incentive Plan	All Other Compensation (US$)(2)	Total (US$)

Michael J. Inglese	2018	675,000	935,550	935,555	2,850,000	110,288	5,506,393
Chief Executive Officer	2017	673,077	716,580	1,591,574	2,475,000	87,388	5,543,619
(formerly Chief Financial Officer)(4)	2016	541,667	595,540	297,762	1,100,000	80,179	2,615,148

Aaron A. Dahlke	2018	400,000	554,400	277,204	700,000	32,874	1,964,478
Chief Financial Officer	2017	362,901	424,640	312,330	425,956	19,871	1,545,698
(formerly Chief Accounting Officer)(4)	2016	300,000	242,428	47,474	160,000	21,230	771,132

Michael L. Kriedberg(3)	2018	600,000	1,039,500	—	874,998	131,595	2,646,093
Chief Commercial Officer	2017	562,500	636,960	849,457	1,499,993	155,787	3,704,697
	2016	486,667	535,986	267,976	990,000	149,952	2,430,581

Christopher L. Beers	2018	500,000	693,000	346,506	1,150,000	71,564	2,761,070
Chief Legal Officer & Secretary	2017	454,167	540,800	420,396	900,000	67,829	2,383,192
	2016	400,000	395,222	197,621	730,000	71,898	1,794,741

Roy Chandran(4)	2018	400,000	562,400	281,192	700,000	34,944	1,978,536
EVP Corporate Finance & Strategy (formerly EVP Capital Markets)(4)	2017	395,833	424,640	312,330	350,844	24,386	1,508,033
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(1)
The amounts reported in the “Annual Equity Awards” column of the table above for 2018, 2017 and 2016 reflect the aggregate fair value on the grant date of the stock awards granted to our named executive officers determined in accordance with FASB ASC Topic 718. The amounts reported in the “Long Term Incentive Plan” column of the table above for 2018, 2017 and 2016 reflect the target value of the award. The fair value on the grant date of the award is reported on page 29.

(2)
The amounts reported in the “All Other Compensation” column represent dividends paid on unvested shares, company contributions made during 2018 to each named executive officer’s 401(k) plan account, and certain insurance premiums paid by the Company.

(3)
Under Mr. Kriedberg’s retirement and transition agreement in September 2018, (a) the target shares for his original 2018 Long Term Incentive Plan Award were reduced by 1/3 and the performance period was shortened from three to two years and (b) he was to receive no 2018 Annual Equity Award and his 2018 Cash Target Bonus was increased from 100% to 125%. In lieu of a 2017 award under our long-term incentive plan, Mr. Kriedberg was given a special performance share award in March of 2017 in the amount of $1,499,993, conditioned upon achieving a minimum cash flow in 2017, which was satisfied in March 2018, to ensure his retention during our leadership transition.

(4)	On June 9, 2017, Messrs. Inglese, Dahlke and Chandran were promoted to Chief Executive Officer, Chief Financial officer and EVP Corporate Finance & Strategy.

CEO Compensation Comparison

To illustrate how our executive compensation program executes our pay-for-performance philosophy, the graphic below shows the difference between our CEO’s compensation as reflected on the SEC-required Summary Compensation Table for 2018 on page 29 and the amount of compensation our CEO actually realized in 2018. Over 72% of our CEO’s total compensation for 2018, as disclosed in our SEC-required Summary Compensation Table for 2018, relates to performance and time vested awards. Underscoring the pay for performance design of our long-term incentive plan, the amount of compensation that our CEO realized from the long-term incentive award that vested on December 31, 2018 was only 68% of the target value at the time it was awarded in March of 2016, principally because the relative TSR component performed below threshold and did not pay out.

(1)
The Summary Compensation Table values are comprised of the values from the SEC-required table on page 29 where Base Salary = Salary; Cash Bonus = Non-Equity Incentive Compensation; RSA = Annual Equity Award; LTIP = Long Term Incentive Plan; and Other = All Other Compensation of $110,288.

(2)
The Realized Pay values are comprised of Base Salary received in 2018; Actual Cash Bonus for 2018, paid in the first quarter of 2019; RSA is the dollar value of restricted share awards that vested during calendar year 2018; LTIP is the dollar value of our long-term incentive awards that vested during 2018; and Other is All Other Compensation from the SEC-required table on page 29.

As shown above, our CEO’s realized compensation for 2018 was equal to about half of the value disclosed in our Summary Compensation Table for 2018, due in part to the Company’s performance and ultimate payout of the LTIP vesting in 2018. In addition, some of our CEO’s realized compensation for 2018 was related to vesting of awards made when he was our Chief Financial Officer.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Board is comprised of four Independent Directors and operates pursuant to a written charter, which is available at http://www.aircastle.com under “Investors—Governance Documents.”

The Compensation Committee is primarily responsible for reviewing, approving and overseeing the Company’s compensation plans and practices and works with management to establish the Company’s executive compensation philosophy and programs. The members of the Committee at the end of 2018 were Charles W. Pollard (Chair), Douglas A. Hacker, Ronald L. Merriman and Agnes Mura.

The Compensation Committee has reviewed and discussed the foregoing Compensation Discussion and Analysis with management and, based on that review and discussion, has recommended to the Board that it be included in this proxy statement.

Respectfully submitted,
The Compensation Committee

Charles W. Pollard, Chair
Douglas A. Hacker
Ronald L. Merriman
Agnes Mura

Summary Compensation Table for 2018
The table below sets forth information regarding 2018, 2017 and 2016 compensation for each of our NEOs. It is important to recognize that the SEC-required disclosure in the Summary Compensation Table (below) is different than the way the Compensation Committee considers compensation for our NEOs during its decision-making process, which is set forth in the “Compensation Overview” table on page 26.

				Stock Awards (US$)(1)
Name and Principal Position	Fiscal Year	Salary (US$)	Non-Equity Incentive Plan Compensation (US$)	Annual Equity Award		Long Term Incentive Plan	All Other Compensation (US$)(2)	Total (US$)

Michael J. Inglese	2018	675,000	935,550	1,091,583	(3)	3,442,058	110,288	6,254,479
Chief Executive Officer	2017	673,077	716,580	797,762		1,672,656	87,388	3,947,463
(formerly Chief Financial Officer)(5)	2016	541,667	595,540	516,004		874,074	80,179	2,607,464

Aaron A. Dahlke	2018	400,000	554,400	312,330	(3)	755,710	32,874	2,055,314
Chief Financial Officer	2017	362,901	424,640	47,474		285,656	19,871	1,140,542
(formerly Chief Accounting Officer)(5)	2016	300,000	242,428	84,678		127,145	21,230	775,481

Michael L. Kriedberg(4)	2018	600,000	1,039,500	749,463	(3)	1,013,759	131,595	3,534,317
Chief Commercial Officer	2017	562,500	636,960	367,976		1,613,655	155,787	3,336,878
	2016	486,667	535,986	516,004		786,678	149,952	2,475,287

Christopher L. Beers	2018	500,000	693,000	420,396	(3)	1,444,308	71,564	3,129,268
Chief Legal Officer & Secretary	2017	454,167	540,800	197,621		680,332	67,829	1,940,749
	2016	400,000	395,222	365,726		580,082	71,898	1,812,928

Roy Chandran(5)	2018	400,000	562,400	312,330	(3)	761,238	34,944	2,070,912
EVP Corporate Finance & Strategy (formerly EVP Capital Markets)(5)	2017	395,833	424,640	74,426		256,941	24,386	1,176,226
_______________

(1)
The amounts reported in the Annual Equity Award column for 2018, 2017 and 2016 reflect the aggregate fair value on the grant date of the restricted share awards granted to our NEOs determined in accordance with FASB ASC Topic 718. The amounts reported in the Long-Term Incentive Plan column for 2018, 2017 and 2016 reflect the aggregate fair value on the grant date of the AROE PSUs and the TSR PSUs granted to our NEOs determined in accordance with FASB ASC Topic 718 based on the probable achievement of the applicable AROE and TSR performance conditions as of the grant date. The aggregate fair value on the grant date that would have been included for the AROE PSUs and TSR PSUs, assuming that the highest level of the performance conditions would be achieved, is as follows: Mr. Inglese US$5,700,000; Mr. Dahlke US$1,400,000; Mr. Kriedberg US$1,749,996 ; Mr. Beers US$2,300,000; and Mr. Chandran US$1,400,000. For a summary of the assumptions made in the valuation of these awards, please see Note 8 to our Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2018. See “Grants of Plan-Based Awards” below for additional information regarding restricted share awards and PSUs made to our NEOs in 2018, 2017 and 2016.

(2)
The amounts reported in this column consist of: (i) the following dividend payments made by the Company on unvested restricted common shares for each named executive officer in 2018: Mr. Inglese US$97,648; Mr. Dahlke US$20,234; Mr. Kriedberg US$118,784; Mr. Beers US$58,514; and Mr. Chandran US$22,304 and (ii) Company contributions made during 2018 to each named executive officer’s 401(k) plan account and certain insurance premiums paid by the Company.

(3)
Represents restricted share awards granted in 2018 in respect of performance for fiscal year 2017. Stock awards in respect of performance for fiscal year 2018 were approved by the Compensation Committee and communicated to the named executive officers in February 2019. The aggregate grant date fair value of restricted share awards in respect of performance in fiscal year 2018, which vest over three years and were communicated in February 2019 are as follows: Mr. Inglese US$935,555; Mr. Dahlke US$277,204; Mr. Kriedberg US$0; Mr. Beers US$346,506; and Mr. Chandran US$281,192.

(4)
Under Mr. Kriedberg’s Retirement and Transition Agreement, (a) the target shares for his original 2018 Long Term Incentive Plan Award were reduced by 1/3 and the performance period was shortened from three to two years and (b) he was to receive no 2018 Annual Equity Award and his 2018 Cash Target Bonus was increased from 100% to 125%. In lieu of a 2017 award under our long-term incentive plan, Mr. Kriedberg was given a special performance share award in March of 2017 in the amount of US$1,499,993, conditioned upon achieving a minimum cash flow in 2017, which was satisfied in March 2018, to ensure his retention during our leadership transition.

(5)	On June 9, 2017, Messrs. Inglese, Dahlke and Chandran were promoted to Chief Executive Officer, Chief Financial Officer and EVP Corporate Finance & Strategy.

GRANTS OF PLAN-BASED AWARDS FOR 2018
The following table sets forth information regarding the cash portion of our incentive compensation program for 2018 and restricted share awards and PSUs made to our named executive officers under the Incentive Plan during the year ending December 31, 2018:

Name and Grant Type	Grant Date(1)	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards (2)				All Other Stock Awards: Number of Shares of Stock or Units (#)(1)	Grant Date Per Share Fair Value (US$)(1)	Grant Date Fair Value of Stock Awards (US$)(1)
		Threshold (US$)	Target (US$)	Maximum (US$)	Threshold (#)	Target (#)	Maximum (#)

Michael J. Inglese				1,350,000
RSA	2/9/2018								50,677	21.54	1,091,583
PSU TSR	2/9/2018				33,078	66,156	132,312			23.03	1,523,573
PSU AROE	2/9/2018					48,928	97,856	(3)		18.94 - 20.73	1,918,485

Aaron A. Dahlke				800,000
RSA	2/9/2018								14,500	21.54	312,330
PSU TSR	2/9/2018				8,125	16,249	32,498			23.03	374,214
PSU AROE	2/9/2018					9,798	19,596	(3)		18.94 - 20.73	381,495

Michael L. Kriedberg				750,000
RSA	2/9/2018								34,794	21.54	749,463
PSU TSR	2/9/2018				10,156	20,312	40,624			14.37	291,883
PSU AROE	2/9/2018					18,058	36,116	(3)		18.94 - 20.73	721,875

Christopher L. Beers				1,000,000
RSA	2/9/2018								19,517	21.54	420,396
PSU TSR	2/9/2018				13,348	26,695	53,390			23.03	614,786
PSU AROE	2/9/2018					21,038	42,076	(3)		18.94 - 20.73	829,522

Roy Chandran				800,000
RSA	2/9/2018								14,500	21.54	312,330
PSU TSR	2/9/2018				8,125	16,249	32,498		—	23.03	374,214
PSU AROE	2/9/2018					9,906	19,812	(3)		18.94 - 20.73	387,024
_______________

(1)
Represents restricted share awards granted in 2018 in respect of performance for fiscal year 2017. Stock awards in respect of performance for fiscal year 2018 were approved by the Compensation Committee and communicated to the named executive officers in February 2019. The aggregate grant date fair value of restricted share awards in respect of performance in fiscal year 2018, which vest over three years and were communicated in February 2019 are as follows: Mr. Inglese US$935,555; Mr. Dahlke US$277,204; Mr. Kriedberg US$0; Mr. Beers US$346,506; and Mr. Chandran US$281,192.

(2)
Represents PSUs granted in 2018 which were designed to align management with shareholders by rewarding exceptional performance over a three year period while enhancing retention for executives and certain senior professionals. All PSUs granted during 2018 vest and their performance period ends on December 31, 2020. The amounts reflect the aggregate fair value on the grant date of the PSUs granted to our named executive officers determined in accordance with FASB ASC Topic 718. For a summary of the assumptions made in the valuation of these awards, please see Note 8 to our Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2018.

(3)
The maximum AROE PSUs represent 200% of target based on actual performance against the February 2018 AROE target. The remaining 123,730 of target AROE PSUs will be considered granted upon the Compensation Committee’s setting the target AROE for the respective period.

Employment Agreements with Named Executive Officers
Through our subsidiary, Aircastle Advisor LLC, we have entered into an employment agreement with each of our named executive officers. These employment agreements generally provide for payment of an annual base salary and the executives’ eligibility to receive an annual cash bonus with indicated target annual cash bonus and equity incentive award levels.

Each employment agreement provides that the named executive officer is employed “at-will” and may be terminated at any time and for whatever reason by either us or him. A summary of the payments and benefits to be provided to the named executive officers upon a termination of employment, along with a description of the restrictive covenants applicable to each executive, is set forth below in the section entitled “Potential Payments upon Termination or Change in Control.”
Mr. Kriedberg’s Retirement and Transition Agreement
On September 17, 2018, we entered into a retirement and transition agreement with Mr. Kriedberg in connection with his intended retirement on January 1, 2020, as disclosed on Form 8-K on September 19, 2018. Pursuant to his retirement and transition agreement, for the period beginning on September 17, 2018 and ending on the date that a new Chief Commercial Officer is appointed and commences employment with the Company, Mr. Kriedberg will continue to receive his current base salary and all other components of his usual and customary compensation and benefits, provided that (i) he will not receive any equity incentive awards for 2018 or any year thereafter, (ii) he will not receive a long-term incentive award for 2019 or any year thereafter, (iii) his cash bonus target for 2018 will be increased from 100% to 125% of his base salary, and (iv) his cash bonus target for 2019 will be increased from 100% to 125% of his base salary but will be pro-rated for period that he serves as the Company’s Chief Commercial Officer during 2019. For the period beginning on the date that a new Chief Commercial Officer is appointed and commences employment with the Company and ending on his retirement date of January 1, 2020, Mr. Kriedberg will receive a base salary at the annualized rate of US$300,000 and will be entitled to participate in all Company-sponsored retirement and benefit plans and will continue to vest in all unvested equity-based awards as if he were a full-time employee of the Company, provided that the target shares for his original long-term incentive award for 2018 were reduced by one-third and the performance period was shortened from three years to two years.
Restricted Share and PSU Provisions under the Incentive Plan
Rights of Participants. Participants with restricted shares generally have all of the rights of shareholders, including the right to vote the shares and the right to receive dividends at the same rate paid to other holders of common shares. Participants with PSUs have none of the rights of shareholders until the PSUs are settled in common shares. Subject to the provisions of the Incentive Plan and applicable award agreement, the Incentive Plan administrator has sole discretion to provide for the lapse of restrictions in installments or the acceleration or waiver of restrictions (in whole or part) under certain circumstances, including, but not limited to, the attainment of certain performance goals or a participant’s termination of employment or service.
Adjustments. In the event of a merger, amalgamation, consolidation, reorganization, recapitalization, bonus issue, share dividend or other change in corporate structure affecting the common shares, the Incentive Plan administrator may, subject to certain limitations, make an equitable substitution or proportionate adjustment in, among other things, the kind, number and purchase price of common shares subject to outstanding awards of restricted shares or other share-based awards (including PSUs) granted under the Incentive Plan. In addition, the Incentive Plan administrator, in its discretion, may terminate all awards with the payment of cash or in-kind consideration.
Repurchase of Shares for Withholding Taxes upon Vesting. The Incentive Plan gives the Incentive Plan administrator the authority to permit a participant to satisfy any federal, state or local withholding taxes due upon vesting of restricted shares by electing to have the Company repurchase a sufficient number of common shares, at Fair Market Value (as defined in the Incentive Plan) on the day of vesting. During 2018, our named executive officers and seven Directors, Ms. Mura and Messrs. Allen, Bisignani, Cave, Hacker, Merriman and Pollard, made such an election of a sufficient number of shares, and the Incentive Plan administrator approved such elections.
Restricted Share Agreements. The restricted share agreements with each of our named executive officers provide that if his employment with the Company is terminated by the Company without ”cause” (as defined in his employment agreement or award agreement) or, if applicable, by the executive with ”good reason” (as defined in his employment agreement or award agreement), then the shares, if any, that are not vested as of the date of such termination will be paid out subject to the executive’s execution of a separation agreement which includes a general release of claims. Upon a participant’s death or disability, the vesting of that participant’s unvested restricted shares will accelerate.
Performance Share Unit Agreements. The PSU agreements with each of our named executive officers provide that if his employment with the Company is terminated by the Company without ”cause” (as defined in the Incentive Plan) or, if applicable, by the executive with ”good reason” (as defined in the Incentive Plan), then the Performance Period shall end as of the last day of the Company’s last fiscal quarter and a number of PSUs shall immediately vest on the date based on achievement of Performance Goals. In the event that a Change of Control occurs prior to the vesting date, then the Performance Period shall end as of the date of the Change in Control and the Performance Goals shall be deemed to be satisfied as of the date of such Change in Control at the greater of (x) the level of achievement resulting in vesting percentages of 75% of the Target PSUs and (y) the actual level of achievement as of the date of such Change in Control. The resulting number of PSUs shall vest on the original vesting date based solely on the continued employment if the successor entity assumes the awards, provided that if the executive’s employment is terminated by the Company without cause or by the executive for good reason, or the executive’s employment terminates due to his health or death or disability, in each case prior to the vesting date, the resulting PSUs will vest immediately on the date of such termination of employment. If the successor entity does not assume the awards, then the resulting number of PSUs vest immediately. In the event that employment with the Company or a Subsidiary or Affiliate is terminated as a result of the death or Disability of the Participant (other than following a Change in Control), then the Performance Period shall end as of the last day of the Company’s last fiscal quarter ending prior to the date of such termination of employment, and the greater of (x) the Target PSUs and (y) the number of PSUs that would have vested based on achievement of the Performance Goals as of the last day of the Performance Period shall immediately vest.
We also have a PSU agreement that may be used with our named executive officers which provides that if such executive’s employment with the Company is terminated by the Company without ”cause” (as defined in his employment agreement or award agreement) or, if applicable, by the executive with ”good reason” (as defined in his employment agreement or award agreement), then the shares, if any, that are not vested as of the date of such termination will be paid out subject to the executive’s execution of a separation agreement which includes a general release of claims. Upon a participant’s death or disability, the vesting of that participant’s unvested restricted shares will accelerate.
OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END FOR 2018
The following table summarizes the unvested portion of the restricted share awards and PSUs of our named executive officers under the Incentive Plan, as of December 31, 2018:

	Stock Awards
Name	Number of Shares or Units of Stock that Have Not Vested (#)		Market Value of Shares or Units of Stock that Have Not Vested (US$) (1)	Equity Incentive Plan Awards; Number of Unearned Shares, Units or Other Rights that have Not Vested (#) (7)	Equity Incentive Plan Awards; Market or Payout Value of Unearned Shares, Units or Other Rights that have Not Vested (US$) (1)
Michael J. Inglese	85,656	(2)	1,476,709	212,882	3,670,082
Aaron A. Dahlke	17,749	(3)	305,993	44,698	770,592
Michael L. Kriedberg	99,028	(4)	1,707,243	40,622	700,323
Christopher L. Beers	51,328	(5)	884,895	80,476	1,387,406
Roy Chandran	19,565	(6)	337,301	41,275	711,583
_______________

(1)
Valued at a common share price of US$17.24, the reported closing price for our common shares on the NYSE on December 31, 2018, the last trading day of 2018. PSUs were valued assuming achievement of the applicable performance metrics as described below in footnote 7.

(2)	These 85,656 restricted shares vest in increments of 39,963, 28,801 and 16,892 each January 1, commencing January 1, 2019.

(3)	These 17,749 restricted shares vest in increments of 7,374, 5,542 and 4,833 each January 1, commencing January 1, 2019.

(4)	These 99,028 restricted shares vest in increments of 28,252, 17,091 and 11,598 each January 1, commencing January 1, 2019 and 21,043 and 21,044 each March 31, commencing on March 31, 2019.

(5)
In connection with his appointment as our General Counsel in November 2014, Mr. Beers received a grant of 45,000 restricted common shares, vesting in one-fifth increments each January 1, commencing January 1, 2016. His total of 51,328 restricted shares vest in increments of 26,367, 18,455 and 6,506 each January 1, commencing January 1, 2019.

(6)	These 19,565 restricted shares vest in increments of 8,788, 5,944 and 4,833 each January 1, commencing January 1, 2019.

(7)
Represents the TSR PSUs at target and the AROE PSUs at maximum for AROE PSUs deemed granted in 2018 and 2017 determined in accordance with FASB ASC Topic 718. See “Grants of Plan-Based Awards for 2018” above for additional information regarding PSUs granted to our named executive officers in 2018. The remaining 123,730 of target AROE PSUs will be considered granted upon the Compensation Committee’s setting the target AROE for the respective period. For a summary of the assumptions made in the valuation of these awards, please see Note 8 to our Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2018. All performance share unit awards granted during 2016 vested and their performance period ended on December 31, 2018 (and are not included in this table, but in accordance with SEC Rules are reported in the “Stock Vested for 2018” table below), all performance share unit awards granted during 2017 vest and their performance period ends on December 31, 2019 and all performance share unit awards granted during 2018 vest and their performance period ends on December 31, 2020.

STOCK VESTED FOR 2018
The following table summarizes restricted share awards and performance share units of our named executive officers that vested during the year ending December 31, 2018:

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting (US$)(1)(2)
Michael J. Inglese	72,604	1,580,935
Aaron A. Dahlke	9,311	200,726
Michael L. Kriedberg	119,545	2,616,328
Christopher L. Beers	44,723	968,244
Roy Chandran	14,603	314,909
_______________

(1)
The aggregate dollar value realized is calculated based on the US$23.39 per share price of our common shares on December 31, 2017, the last business day preceding the vesting date, which was January 1, 2018, for Messrs. Inglese, Dahlke, Beers and Chandran. Mr. Kriedberg’s award was calculated based on the US$23.39 per share price of our common shares on December 31, 2017, for US$1,527,624, which vested on January 1, 2018, and the US$19.86 per share price of our common shares on March 29, 2018, for US$417,934, which vested on March 30, 2018.

(2)
Includes the value realized upon vesting and settlement of the 2016 LTIP awards. The aggregate dollar value realized is calculated based on the US$20.21 per share price of our common shares on February 21, 2019, the last business day preceding the delivery date, which was February 22, 2019, for Messrs. Inglese, Dahlke, Kriedberg, Beers and Chandran.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL
The following table and summary set forth potential amounts payable to our named executive officers upon termination of employment or a change in control, as described below. The table below reflects amounts payable to our named executive officers assuming termination of employment on December 31, 2018, with equity-based amounts valued US$17.24 per common share, the reported closing price for our common shares on the NYSE on December 29, 2018:

Circumstances of Termination
Name/Benefit	Voluntary resignation by executive (US$)	Termination by us for cause (US$)	Termination by us without cause (US$)	Termination by us without cause or by executive for good reason following change in control (US$)(1)	Termination by executive for good reason (US$)	Normal retirement (US$)	Death or Disability (US$)

Michael J. Inglese
Cash Severance	—	—	1,350,000	2,700,000	1,350,000	—	—
Pro-rata Bonus	—	—	675,000	675,000	675,000	—	675,000
COBRA Reimbursement	—	—	45,420	45,420	45,420	—	45,420
Vacation	72,692	72,692	72,692	72,692	72,692	72,692	72,692
Market Value of Accelerated Vesting of Restricted Shares	—	—	1,476,709	1,476,709	1,476,709	—	1,476,709
Market Value of Accelerated Vesting of Performance Share Units	—	—	2,681,224	3,684,869	2,681,224	—	4,152,806

Aaron A. Dahlke
Cash Severance	—	—	800,000	1,600,000	800,000	—	—
Pro-rata Bonus	—	—	400,000	400,000	400,000	—	400,000
COBRA Reimbursement	—	—	45,420	45,420	45,420	—	45,420
Vacation	43,077	43,077	43,077	43,077	43,077	43,077	43,077
Market Value of Accelerated Vesting of Restricted Shares.	—	—	305,993	305,993	305,993	—	305,993
Market Value of Accelerated Vesting of Performance Share Units	—	—	612,371	801,177	612,371	—	881,481

Michael L. Kriedberg
Cash Severance	—	—	562,500	562,500	562,500	—	—
Pro-rata Bonus	—	—	—	—	—	—	—
COBRA Reimbursement	—	—	45,420	45,420	45,420	—	45,420
Vacation	64,615	64,615	64,615	64,615	64,615	64,615	64,615
Market Value of Accelerated Vesting of Restricted Shares.	—	—	1,707,243	1,707,243	1,707,243	—	1,707,243
Market Value of Accelerated Vesting of Performance Share Units	—	—	630,260	700,289	630,260	—	700,323

Christopher L. Beers
Cash Severance	—	—	1,000,000	2,000,000	1,000,000	—	—
Pro-rata Bonus	—	—	500,000	500,000	500,000	—	500,000
COBRA Reimbursement	—	—	45,420	45,420	45,420	—	45,420
Vacation	53,846	53,846	53,846	53,846	53,846	53,846	53,846
Market Value of Accelerated Vesting of Restricted Shares.	—	—	884,895	884,895	884,895	—	884,895
Market Value of Accelerated Vesting of Performance Share Units	—	—	1,056,924	1,410,185	1,056,924	—	1,573,460

Roy Chandran
Cash Severance	—	—	800,000	1,600,000	800,000	—	—
Pro-rata Bonus	—	—	400,000	400,000	400,000	—	400,000
COBRA Reimbursement	—	—	45,420	45,420	45,420	—	45,420
Vacation	43,077	43,077	43,077	43,077	43,077	43,077	43,077
Market Value of Accelerated Vesting of Restricted Shares.	—	—	337,301	337,301	337,301	—	337,301
Market Value of Accelerated Vesting of Performance Share Units	—	—	593,317	753,789	593,317	—	818,297

_______________

(1)
As described below, the total amount of payments for each named executive officer may be subject to reduction to the extent necessary to avoid an excise tax under Section 4999 of the Internal Revenue Code.

As described above in the section entitled “Employment Agreements with Named Executive Officers,” we, through our subsidiary, Aircastle Advisor LLC, have entered into employment letters with our named executive officers which set forth certain terms and conditions of their employment relating to termination and termination payments.
Under the employment agreements for our named executive officers:

•
except with respect to Mr. Kriedberg, who will be entitled to receive certain severance payments and benefits pursuant to his Retirement and Transition Agreement (as discussed above) rather than his employment agreement (as described below), if the employment of such named executive officer is terminated without “cause” or with “good reason” (as defined in such employment agreement), and if he signs a general release of claims and complies with the covenants described below, then he will be entitled to receive: (i) an amount equal to the sum of the base salary and target annual cash bonus for the year of termination, payable over a one-year period (two times such amount and payable in a lump sum if the termination occurs within 120 days prior to or within two years following a “change in control” as defined in such employment agreement); (ii) a pro-rata annual bonus for the year of termination; (iii) reimbursement of COBRA premiums for up to twelve months; and (iv) accelerated vesting of all outstanding restricted share awards;

•
if any amounts to be paid to such named executive officer would constitute “excess parachute payments” subject to the excise tax imposed under Section 4999 of the Internal Revenue Code, the amount will be reduced to the extent necessary to avoid the excise tax, but only if such reduction results in a higher after-tax payment to him; and

•
such named executive officer covenants not to compete with Aircastle for six months following termination of his employment for any reason and will not solicit the employees of Aircastle or the clients or customers of Aircastle for competing business, in each case, for a period of twelve months following termination.

Mr. Kriedberg’s Retirement and Transition Agreement (as discussed above) provides as follows:

•
if his employment is terminated without “cause” or with “good reason” (as defined in his employment agreement), in lieu of the severance entitlements provided in his employment agreement, Mr. Kriedberg will be entitled to receive the compensation that he would have received under the Retirement and Transition Agreement had he remained employed through the Retirement Date, on January 1, 2020, plus Company-paid COBRA benefits from the date of such termination of employment through December 31, 2020; and

•
the post-employment non-compete provisions of Mr. Kriedberg’s employment agreement continue to apply provided that beginning on the date that is three months after his termination of employment, he will be permitted to serve as a board member to (i) any commercial jet aircraft leasing business (x) that is an investment vehicle with portfolios managed by third parties or (y) having an owned and/or managed portfolio of less than $1.5 billion and (ii) any vehicles which own commercial aircraft that are managed/serviced by others. In addition, for a period of twelve months after the termination of his employment, Mr. Kriedberg may not be employed in a senior commercial role in any business in the commercial jet aircraft leasing business or any other business which constitutes a material part of the Company’s business as of the termination date.

Equity Compensation Plan Information
The table below sets forth certain information as of December 31, 2018, the last day of the fiscal year, for (i) all equity compensation plans previously approved by our shareholders and (ii) all equity compensation plans not previously approved by our shareholders.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)		(b)	(c)
Equity compensation plans approved by security holders	1,061,033	(1)	$—	5,220,284
Equity compensation plans not approved by security holders	—		—	—
Total				5,220,284

(1)
Represents 1,061,033 common shares subject to outstanding PSU awards (assuming payout at maximum), noting that the maximum payout for the 2017 AROE PSU was established at 70% of target for the March 21, 2017, awards, 65% of target for the June 9, 2017 awards and 200% of target for the 2018 AROE PSU awards.

In March 2017, the Board of Directors adopted the Aircastle Limited Amended and Restated 2014 Omnibus Incentive Plan which was approved by shareholders at the Company’s 2017 Annual General Meeting of Shareholders on May 19, 2017, and replaced the prior plans for awards granted after the effective date.
The maximum number of common shares reserved for issuance under the Amended and Restated 2014 Omnibus Incentive Plan is 6,750,000 common shares. Restricted common shares outstanding under the prior plans in the amount of 487,177 common shares will continue to vest subject to the terms and conditions of the prior plans and the applicable awards agreements.
During 2018, we granted annual equity awards under the Incentive Plan covering 291,876 common shares and PSU awards with a maximum payout of 1,061,033 common shares.
CEO Pay Ratio for 2018
As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we determined that the 2018 total compensation of Michael J. Inglese, our Chief Executive Officer, of US$6,254,479, as shown in the Summary Compensation Table above (the “CEO Compensation”), was approximately 26.4 times the total compensation of our median employee in 2018 calculated in the same manner of US$236,483.
We identified the median employee using the annual base salary and expected bonus, as of December 31, 2018, plus any long term incentive stock awards granted in 2018 for all individuals, excluding our Chief Executive Officer, who were employed by us on December 31, 2018, the last day of our payroll year (whether employed on a full-time, part-time, seasonal or temporary basis). After identifying the median employee, we calculated annual total compensation for such employee using the same methodology we use for our CEO Compensation.

AUDIT COMMITTEE REPORT
The Audit Committee reviewed our audited 2018 financial statements and discussed them with Aircastle’s management addressing, among other things, the quality and the acceptability of the accounting principles, the reasonableness of significant judgments and estimates, and the clarity and completeness of disclosures. Our independent registered public accounting firm, Ernst & Young LLP, or EY, is responsible for performing an independent audit of our financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States), or PCAOB, and for issuing a report on its audit of the financial statements. The Audit Committee monitors and reviews the audit. The Committee fulfills its responsibilities through periodic meetings with EY, and with our internal auditors and management. During 2018, the Committee met six times. The Committee meets at least four time per year in executive session. The Committee also has periodic educational sessions on accounting and reporting matters. The Audit Committee also reviewed and discussed with EY the audited financial statements and the matters required by Auditing Standard No. 1301, “Communications with Audit Committees,” issued by the PCAOB and other matters the Committee deemed appropriate.
The Audit Committee has received the written disclosures and the letter from EY required by the applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit Committee concerning independence, as modified or supplemented, and has discussed with EY its independence. Each member of the Committee is independent as defined under our independence criteria, NYSE listing standards and SEC rules. The Committee operates under a written charter that has been adopted by our Board and is reviewed by the Committee on a periodic basis. The Committee’s current charter is available on our website. The Audit Committee also considered whether the independent auditors’ provision of other, non-audit related services, and the fees associated with such non-audit related services, to Aircastle is compatible with maintaining such auditors’ independence.
The Audit Committee has oversight responsibilities for reviewing the services performed by EY and retains sole authority to select, evaluate and replace the outside auditors. In fulfilling its oversight responsibilities, the committee discusses EY’s overall scope and execution of the annual audit, as well as other matters required to be discussed by PCAOB auditing standards. The Audit Committee is responsible for approval of the proposed audit fees and annually evaluates the reputation, qualifications, performance and independence of EY and its lead audit partner. Further, in conjunction with the mandated rotation of the independent auditor’s lead audit partner, the Audit Committee is directly involved in the selection of a new lead audit partner.
Furthermore, the Audit Committee believes that the continued retention of EY to serve as the Company’s independent registered public accounting firm is in the best interests of the Company and its shareholders. In making such determination, the Audit Committee considers, among other things, an evaluation of EY’s performance as well as the impact of changing auditors.
Based on its discussions with management and EY, and its review of the representations and information provided by management and EY, the Audit Committee recommended to the Board that the audited financial statements be included in Aircastle’s Annual Report on Form 10-K for the year ended December 31, 2018. In addition, the Audit Committee has also recommended, subject to shareholder approval, the appointment of EY as the Company’s Independent Registered Public Accounting Firm for the fiscal year ending December 31, 2019.

Respectfully submitted,
The Audit Committee

Ronald L. Merriman, Chair
Ronald W. Allen
Michael J. Cave
Douglas A. Hacker

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
The following is a summary of material provisions of certain transactions we have entered into with our executive officers, Directors or 5% or greater shareholders. We believe the terms and conditions set forth in such agreements are reasonable and customary for transactions of this type.
Marubeni Corporation Shareholder Agreement Amendment
On February 18, 2015, the Company, Marubeni and a subsidiary of Marubeni entered into an amendment and restatement of the Shareholder Agreement, which (1) modified the terms of the Shareholder Agreement to immediately permit acquisitions by Marubeni and its affiliates of voting securities of the Company in the secondary market pursuant to a Rule 10b5-1 plan that would result in Marubeni and its affiliates collectively holding more than 21.0%, but no more than 27.5% of the voting power of the Company and (2) extended the term of the standstill provision of the Shareholder Agreement by eighteen months to January 2025. On September 23, 2016, the Company, Marubeni and a subsidiary of Marubeni entered into an amendment increasing the Change of Control threshold from 30% to 35%.
Joint Venture with Ontario Teachers’ Pension Plan
The Company and an affiliate of Ontario Teachers’ Pension Plan (“Teachers’”) formed a joint venture (the “JV”), in which we have a 30% equity interest, to invest in leased aircraft. Until May 18, 2018 when Teachers’ disposed of their equity stake in the Company, Teachers’ held more than 10.0% of our issued and outstanding common shares. The assets and liabilities of this joint venture are off our balance sheet and we record our net investment under the equity method of accounting. As of December 31, 2018, Teachers was no longer a related party to the Company and the joint venture’s total assets were approximately US$544 million.
Policies and Procedures for Review, Approval or Ratification of Transactions with Related Persons
Our Board has adopted a Policy and Procedures with Respect to Related Person Transactions, our Related Person Policy. Pursuant to the terms of the Related Person Policy, the Audit Committee must review and approve in advance any related person transaction, other than those that are pre-approved pursuant to pre-approval guidelines or rules that may be established by the Audit Committee to cover specific categories of transactions, including the guidelines described below. All Related Persons, as defined below, are required to report to our legal department any such related person transaction prior to its completion, and the legal department will determine whether it should be submitted to the Audit Committee for consideration.
Our Related Person Policy covers all transactions, arrangements or relationships (or any series of similar transactions, arrangements or relationships) in which the Company or any of its subsidiaries was, is or will be a participant, in which the amount involved exceeds US$120,000, and in which any Related Person had, has or will have a direct or indirect material interest.
A Related Person is any person who is, or at any time since the beginning of the Company’s last fiscal year was, a Director or executive officer of the Company or a nominee to become a Director of the Company; any person who is known to be the beneficial owner of more than 5% of any class of the Company’s voting securities; any immediate family member of any of the foregoing persons, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the Director, executive officer, nominee or more than 5% beneficial owner, and any person (other than a tenant or employee) sharing the household of such Director, executive officer, nominee or more than 5% beneficial owner.

Proposal No. 1
ELECTION OF DIRECTORS
(Item 1 on Proxy Card)

The first proposal is to elect four Class I Directors to serve until the 2022 annual general meeting of Aircastle or until their office shall otherwise be vacated pursuant to our Bye-laws.
The Nominating and Corporate Governance Committee works with the Board to determine the appropriate and necessary characteristics, skills and experience of the Board, both as a whole and with respect to its individual members. While the committee does not specifically set any minimum skills that a candidate must have prior to consideration, the committee thoroughly examines a candidate’s understanding of marketing, finance and other elements relevant to the success of a publicly traded company in our business and his or her educational and professional background. In determining whether to recommend a Director for re-election, the Nominating and Corporate Governance Committee also considers the Director’s participation in and contributions to the activities of the Board. The Nominating and Corporate Governance Committee recommended to the Board, and the Board unanimously approved, the nomination of the following as Class I Directors:

Name	Age	Position
Ronald W. Allen	77	Class I Director
Douglas A. Hacker	63	Class I Director
Jun Horie	55	Class I Director
Michael J. Inglese	58	Class I Director

Biographical information regarding Director nominees Messrs. Allen, Hacker and Inglese, including a description of the particular experience, qualifications, attributes and skills that led the Nominating and Corporate Governance Committee and Board to conclude that each nominee should serve on the Board, is described above on pages 4-6 except such information regarding Mr. Horie is provided below and that Mr. Kawamura will not stand for re-election to the Board. The participation of these nominees in committee work is described in “Corporate Governance—Committees of the Board,” above, and their ownership of common shares is described in “Corporate Governance—Security Ownership of Certain Beneficial Owners and Management,” also above.
Mr. Horie is the President and CEO of Marubeni America Corporation. From April 2016 to April 2019, Mr. Horie was Chief Operating Officer of Chemical Products Division at Marubeni Corporation and has been its Executive Officer since April 1, 2016. Mr. Horie serves as a Director of Marubeni Chemix Corp. and Director of Marubeni Plax Corporation. Mr. Horie has over 30 years’ experience in the Chemical Industry and brings to the Board extensive experience in operations, strategic planning and financial matters. Mr. Horie was designated to the Board by Marubeni pursuant to the Amended and Restated Shareholder Agreement between the Company and Marubeni Corporation, dated February 15, 2015.
Our Board currently consists of 12 Directors, the maximum permitted under the Bye-laws, and is divided into three classes of Directors. The current terms of the Class I, Class II and Class III Directors will expire in 2019, 2020 and 2021, respectively. The Board unanimously proposes as nominees for election at the Annual Meeting the four existing Class I Directors, Messrs. Allen, Hacker, Horie and Inglese. If elected at the Annual Meeting, the Class I Directors will hold office from election until the 2022 annual general meeting of Aircastle or until their office shall otherwise be vacated pursuant to our Bye-laws. If any of the nominees becomes unavailable or unwilling to serve, an event that the Board does not presently expect, we will vote the shares represented by proxies for the election of Directors for the election of such other person(s) as the Board may recommend.
The Board recommends that you vote FOR the above-named nominees to serve as our Directors until the 2022 annual general meeting of Aircastle or until their office shall otherwise be vacated pursuant to our Bye-laws. Unless otherwise instructed, we will vote all proxies we receive FOR Messrs. Allen, Hacker, Horie and Inglese.

Proposal No. 2
APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM (WHICH CONSTITUTES THE AUDITOR FOR PURPOSES OF BERMUDA LAW) AND THE AUTHORIZATION OF THE DIRECTORS OF AIRCASTLE LIMITED, ACTING BY THE AUDIT COMMITTEE, TO DETERMINE THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S FEES.
(Item 2 on Proxy Card)

The Audit Committee Charter, as well as Section 301 of the Sarbanes-Oxley Act, Rule 10A-3(b)(2) under the Exchange Act and the related NYSE listing standards, require that the audit committee shall be directly responsible for the appointment and retention of any registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attestation services for the listed issuer. In accordance with these requirements, the Audit Committee and the Board recommend that the shareholders appoint the firm of Ernst & Young LLP or “EY”, to be the Company’s independent registered public accounting firm (which constitutes the auditor for the purpose of Bermuda law) for fiscal year 2019 and to authorize the Directors of the Company, acting by the Audit Committee, to determine the independent registered public accounting firm’s fees. EY was also the Company’s independent registered public accounting firm for 2018. Before selecting EY, the Audit Committee carefully considered EY’s reputation and qualifications as the registered public accounting firm for Aircastle. This included a review of its performance in prior years, as well as its reputation for integrity and competence in the fields of accounting and auditing. The committee has expressed its satisfaction with EY in all of these respects. The committee’s review included inquiry concerning any litigation involving EY and any proceedings by the SEC against the firm.
The Audit Committee also oversees the work of EY, and EY reports directly to the Audit Committee. The Audit Committee also oversees the negotiation of, and reviews and approves EY’s annual engagement letter, including the proposed fees, and determines or sets the policy regarding all audit, and all permitted non-audit, engagements and relationships between Aircastle and EY. The Audit Committee also reviews and discusses with EY their annual audit plan, including the timing and scope of audit activities, and monitors the progress and results of the plan during the year. In addition, the Audit Committee, along with the Company’s management and internal auditors conducts an ongoing review of EY’s pricing and work quality as part of the Audit Committee’s consideration of whether to reappoint the firm as registered public accounting firm. As part of this review, the Audit Committee considers: (i) the continued independence and objectivity of EY, (ii) evaluations of EY by the Company’s management and internal auditors, (iii) EY’s effectiveness of communications and working relationships with the Audit Committee and the Company’s management and internal auditors, and the quality and candor of such communications, (iv) the appropriateness of EY’s fees for audit and non-audit services, (v) external data on audit quality and performance, including recent PCAOB reports on EY and its peers and (vi) their reputation and qualifications.
Representatives of EY will be present and available to answer questions at the Annual Meeting and are free to make statements during the Annual Meeting.
Audit Fees, Audit Related Fees, Tax Fees and All Other Fees.
In connection with the audit of the 2018 financial statements, the Company entered into an engagement letter with EY which set forth the terms by which EY has performed audit services for the Company. The following summarizes the fees paid by us to EY for professional services rendered in 2018 and 2017:

	2018 (US$)	2017 (US$)
Audit Fees (1)	2,015,000	2,199,440
Audit-Related Fees(2)	—	—
Tax Fees (3)	646,000	604,296
All Other Fees	3,600	3,300
_______________

(1)
Represents fees for the audit of the Company’s consolidated financial statements and internal control over financial reporting, the reviews of interim financial statements included in the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, certain Current Reports on Form 8-K, audits of IBJ Air joint venture, consultations concerning financial accounting and reporting standards, statutory audits and services rendered relating to the Company’s registration statements.

(2)	Represents fees related primarily to account for potential acquisitions.

(3)	Represents fees related primarily to assistance with tax compliance matters, including international, federal and state tax return preparation, and consultations regarding tax matters.

Audit Committee Pre-Approval Policies and Procedures.
The Audit Committee has policies and procedures that require the pre-approval by the Audit Committee or one of its members of all services performed by the Company’s independent registered public accounting firm and related fee arrangements. In the early part of each year, the Audit Committee approves the proposed services, including the nature, type and scope of services contemplated, and the related fees, to be rendered by these firms during the year. In addition, pre-approval by the Audit Committee or one of its members is also required for those engagements that may arise during the course of the year that are outside the scope of the initial services and fees pre-approved by the Audit Committee pursuant to the Sarbanes-Oxley Act. In accordance with this policy, the Audit Committee pre-approved all services to be performed by the Company’s independent registered accounting firm.
The Board recommends that you vote FOR the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal year 2019 and the authorization of the Directors of Aircastle Limited, acting by the Audit Committee, to determine the independent registered public accounting firm’s fees.

Proposal No. 3
ADVISORY VOTE ON EXECUTIVE COMPENSATION
(Item 3 on Proxy Card)

The Dodd-Frank Act requires that we provide our shareholders with the opportunity to vote to approve, on an advisory, non-binding basis, the compensation of our named executive officers as disclosed in this proxy statement on page 16 in accordance with the SEC’s rules.
In considering their vote, shareholders may wish to review with care the information on our compensation policies and decisions regarding the named executive officers presented in Compensation Discussion and Analysis on pages 16-35, as well as the discussion regarding the Compensation Committee on page 10.
Our primary compensation goals for our named executive officers are to attract, motivate and retain the most talented and dedicated executives and to closely align the interests of our named executive officers with the interests of our shareholders. Our compensation programs are designed to reward our named executive officers for the achievement of annual and long-term strategic and operational goals and the achievement of increased total shareholder return, while at the same time avoiding the encouragement of unnecessary or excessive risk-taking.
The Compensation Committee has developed compensation programs that strongly tie executive pay to Company performance and our compensation program rewards employees for delivering in two areas:

•
Achievement of corporate financial metrics, focused on operational and financial performance, in the form of adjusted return on equity, cash flow per share, and sustainable growth through new investments.

•	Achievement of individualized performance goals set at the beginning of each year.
We believe that the Company’s executive compensation programs have been effective at promoting the achievement of positive results, appropriately aligning pay and performance, and enabling the Company to attract and retain very talented executives while at the same time avoiding the encouragement of unnecessary or excessive risk-taking.
We are asking our shareholders to indicate their support for our named executive officers’ compensation as described in this proxy statement. This proposal, commonly known as a “say-on-pay” proposal, gives you as a shareholder the opportunity to express your views on our fiscal year 2018 executive compensation policies and procedures for our named executive officers. This vote is not intended to address any specific item of compensation; rather, the vote relates to the overall compensation of our named executive officers and the policies and procedures described in this proxy statement in accordance with the compensation disclosure rules of the SEC. Accordingly, we ask our shareholders to vote “FOR” the following resolution at the Annual Meeting:
RESOLVED, that the shareholders of Aircastle Limited approve, on an advisory basis, the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K in the Company’s proxy statement for the 2019 Annual General Meeting of Shareholders, including the Compensation Discussion and Analysis, compensation tables and narrative discussion.
Although this is an advisory vote which will not be binding on the Compensation Committee or the Board, we will carefully review the results of the vote. The Compensation Committee will consider our shareholders’ concerns and take them into account when designing future executive compensation programs.
The Board recommends that you vote FOR the approval of the compensation of our named executive officers, as disclosed in this proxy statement.

OTHER MATTERS

As of the mailing date of this proxy statement, the Board knows of no other matters to be brought before the Annual Meeting. If matters other than the ones listed in this proxy statement arise at the Annual Meeting, the persons named in the proxy will vote the shares represented by the proxy according to their judgment.
No person is authorized to give any information or to make any representation not contained in this proxy statement, and, if given or made, such information or representation should not be relied upon as having been authorized. The delivery of this proxy statement shall not, under any circumstances, imply that there has not been any change in the information set forth herein since the date of the proxy statement.
CONFIDENTIALITY OF PROXIES

The Company’s policy is that proxies identifying individual shareholders are private except as necessary to determine compliance with law, as necessary to assert or defend legal claims, in a contested proxy solicitation, or in the event that a shareholder makes a written comment on a proxy card or an attachment to it.
SHAREHOLDER PROPOSALS
The Company welcomes comments or suggestions from its shareholders. Under SEC rules, if a shareholder wishes to submit a proposal to be considered for inclusion in our proxy statement for the 2020 Annual General Meeting of Shareholders, the Company must receive the proposal in writing on or before December 6, 2019, unless the date of the 2019 Annual General Meeting of Shareholders is changed by more than 30 days from the date of the last annual general meeting, in which case the proposal must be received no later than a reasonable time before the Company begins to print and send its proxy materials. All proposals must comply with Exchange Act Rule 14a-8 and should be sent to the Secretary of Aircastle Limited, c/o Aircastle Advisor LLC, 201 Tresser Boulevard, Suite 400, Stamford, CT 06901.
If a shareholder wishes to submit a proposal for business to be brought before the 2020 Annual General Meeting of Shareholders outside of Exchange Act Rule 14a-8, including with respect to shareholder nominations of Directors, notice of such matter must be received by the Company, in accordance with the provisions of the Company’s Bye-laws, no earlier than January 18. 2020, and no later than February 17, 2020 or, in the event the annual general meeting is called for a date that is not 25 days before or after such anniversary the notice must be given not later than 10 days following the date on which such notice of annual general meeting was mailed or the date on which public disclosure of the date of the annual general meeting was made, whichever first occurs. Notice of any such proposal also must include the information specified in our Bye-laws and should be sent to the Secretary of Aircastle Limited, c/o Aircastle Advisor LLC, 201 Tresser Boulevard, Suite 400, Stamford, CT 06901. In order for a proposal to be considered “timely” for purposes of Rule 14a-4(c), such proposal must be received no later than February 19, 2020. In addition to our Bye-laws, please see page 11 of this proxy statement for a description of the procedures to be followed by a shareholder who wishes to recommend a Director candidate to the Nominating and Corporate Governance Committee for its consideration.
Additionally, under Bermuda law, shareholders holding not less than five percent of the total voting rights or 100 or more shareholders together may require us to give notice to our shareholders of a proposal to be submitted at an annual general meeting. Generally, notice of such a proposal must be received by us at our registered office in Bermuda (located at Clarendon House, 2 Church Street, Hamilton, HM 11, Bermuda) not less than six weeks before the date of the meeting and must otherwise comply with the requirements of Bermuda law.
ADDITIONAL INFORMATION
We file annual, quarterly and special reports, proxy statements and other information with the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may read and copy any reports, statements or other information we file at the SEC’s public reference room in Washington, D.C. Please call the SEC at (800) SEC-0330 for further information on the public reference room. Our SEC filings are also available to the public from commercial document retrieval services and on the web site maintained by the SEC at www.sec.gov. A copy of our Annual Report on Form 10-K will also be furnished without charge upon written request to Aircastle Limited, c/o Aircastle Advisor LLC, 201 Tresser Boulevard, Suite 400, Stamford, CT 06901, Attention: Chief Legal Officer, and can also be accessed through our website at www.aircastle.com.
The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy materials with respect to two or more shareholders sharing the same address by delivering a single set of proxy materials addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for shareholders and cost savings for companies. The Company and some brokers household proxy materials, delivering a single set of proxy materials to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders.

Once you have received notice from your broker or the Company that it or the Company will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive separate proxy materials, please notify your broker if your shares are held in a brokerage account or the Company if you hold registered shares. You can notify the Company by sending a written request to Aircastle Limited, c/o Aircastle Advisor LLC, 201 Tresser Boulevard, Suite 400, Stamford, CT 06901, Attention: Chief Legal Officer, or by oral request at (203) 504-1020. Upon receipt of such request, the Company will deliver a separate copy of the proxy material to the shareholder’s address.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 17, 2019
The proxy statement and annual report are available at www.aircastle.com/investors.
GENERAL
The Company will pay the costs of preparing, assembling and mailing this proxy statement and the costs relating to the Annual Meeting. In addition to the solicitation of proxies by mail, the Company intends to ask brokers and bank nominees to solicit proxies from their principals and will pay the brokers and bank nominees their expenses for such solicitation.
If you received a paper copy of this proxy statement, please complete, sign, and date the enclosed proxy card and mail it promptly in the enclosed postage-paid envelope. The enclosed proxy card can be revoked at any time before the proxy is exercised by filing with the Secretary of the Company either a notice of revocation or a duly executed proxy bearing a later date. The powers of the proxy holders will be suspended if you attend the meeting in person and so request, although attendance at the meeting will not by itself revoke a previously granted proxy.
By Order of the Board of Directors,

Christopher L. Beers
Chief Legal Officer & Secretary

APPENDIX A
RECONCILIATION OF NON-GAAP MEASURES TO U.S. GAAP RESULTS

Adjusted Return on Equity

(Dollars in thousands)	Year Ended December 31, 2018
Net income	$247,919
Gain on mark-to-market of interest rate derivative contracts	(1,632)
Loan termination payment	(838)
Write-off of deferred financing fees	300
Stock compensation expense	11,488
Adjusted net income	$257,237

2018 Average shareholders’ equity	$1,967,059
Adjusted return on equity	13.08%

Cash Flow per Share

(Dollars and weighted average shares in thousands)	Year Ended December 31, 2018
Net cash provided by operating activities	$522,592
Add back: Changes on certain assets and liabilities:
Accounts receivable	12,328
Other assets	(5,065)
Accounts payable, accrued expenses and other liabilities	(10,526)
Lease rentals received in advance	(32,868)
Cash flow from operations before working capital	486,461
Collections on finance leases	33,861
Cash flow	$520,322

Cash flow per share	$6.65
Weighted average shares	78,225

A-1

Net Cash Interest Margin

(Dollars in thousands)
Quarter	Lease Rental Revenue	Cash Interest Expense	Net Cash Interest Margin	Average NBV of Flight Equipment	Annualized Lease Rental Yield(1)	Annualized Cash Interest / Average NBV of Flight Equipment	Annualized Net Cash Interest Margin(2)

Q4 2018	$200,027	$60,348	$139,679	$7,136,627	11.2%	3.4%	7.8%
_______________

(1)
Lease rental yield is defined as operating and finance and sales-type lease rental revenue plus finance and sales-type lease collections divided by average monthly net book value (including finance and sales-type leases) for the period calculated on a quarterly basis, annualized.

(2)
Net cash interest margin is defined as lease rentals from operating leases, interest income and cash collections from finance and sales-type leases minus interest on borrowings, net settlements on interest rate derivatives and other liabilities adjusted for loan termination payments divided by the average net book of flight equipment (which includes net investment on finance and sales-type leases) for the period calculated on a quarterly and annualized basis.

A-2

AIRCASTLE LIMITED

PROXY FOR ANNUAL GENERAL MEETING

MAY 17, 2019

THIS PROXY IS SOLICITED ON BEHALF OF
AIRCASTLE LIMITED’S BOARD OF DIRECTORS

The undersigned hereby appoints Christopher L. Beers, proxy for the undersigned, with full power of substitution, to vote all common shares of Aircastle Limited of which the undersigned may be entitled to vote at the Annual General Meeting of Aircastle Limited in Stamford, CT, on Friday, May 17, 2019, at 10:00 a.m. Eastern Daylight Time, or at any adjournment thereof, upon the matters set forth on the reverse side and described in the accompanying proxy statement and upon such other business as may properly come before the meeting or any adjournment thereof.
YOUR VOTE IS IMPORTANT! PLEASE SIGN AND DATE ON THE REVERSE SIDE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.
(Continued and to be signed on other side)

AIRCASTLE LIMITED
c/o Aircastle Advisor LLC
201 Tresser Boulevard, Suite 400
Stamford, CT 06901

Aircastle Limited
May 17, 2019

Your proxy card is attached below.

Please read the enclosed proxy statement, then vote and return the card at your earliest convenience.

* FOLD AND DETACH HERE *

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ITEMS 1, 2, 3 and 4.

Where no voting instructions are given, the shares represented by this Proxy will be VOTED FOR Items 1, 2, 3 and 4.

Vote on Proposal No. 1

1.	Election of Directors: Nominees: Ronald W. Allen, Douglas A. Hacker, Jun Horie and Michael J. Inglese.

FOR all nominees [ ]	WITHHOLD AUTHORITY [ ] to vote for all nominees	FOR all nominees, EXCEPT [ ]	Write-In Nominee

Vote on Proposal No. 2

2.    Appoint Ernst & Young, LLP as the Company’s independent registered public accounting firm (which constitutes the auditor for the purpose of Bermuda law) to audit the Company’s financial statements for fiscal year 2019 and authorize the Directors of Aircastle Limited, acting by the Audit Committee, to determine the independent registered public accounting firm’s fees.

FOR [ ]	AGAINST [ ]	ABSTAIN [ ]

Vote on Proposal No. 3

3.    Advisory vote to approve executive compensation.

FOR [ ]	AGAINST [ ]	ABSTAIN [ ]

If other matters are properly presented, the persons named as proxies will vote in accordance with their judgment with respect to those matters.

Change of Address and/	I PLAN TO ATTEND ANNUAL MEETING. If you
or Comments Mark Here [ ]	check this box to the right an admission
ticket will be sent to you. [ ]

Receipt is hereby acknowledged of Aircastle Limited Notice of Meeting and Proxy Statement.
IMPORTANT: Please sign exactly as your name or names appear on this Proxy. Where shares are held jointly, both holders should sign. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such. If the holder is a corporation, execute in full corporate name by authorized officer. This proxy does not revoke any prior powers of attorney except for prior proxies given in connection with the 2019 Annual General Meeting of Shareholders.

Dated: _________________________________________, 2019

Signature

Signature

(Please sign, date and return this	Votes MUST be indicated
proxy card in the enclosed envelope.)	in black or blue ink. [ x ]